Exhibit 99.3

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Pitney Bowes Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of comprehensive income, of stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Pitney Bowes Inc. and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting appearing under Item 9A (not separately presented here)of the Company’s Annual Report on Form 10-K. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
Stamford, CT
February 21, 2014, except with respect to our opinion in the consolidated financial statements insofar as it relates to effects of the change in the composition of reportable segments discussed in Note 17, the effects of discontinued operations discussed in Note 19 and the effects of a revision as discussed in Note 8, as to which the date is September 15, 2014

PITNEY BOWES INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Years Ended December 31,
	2013	2012	2011
Revenue:
Equipment sales	$867,593	$840,748	$909,984
Supplies	285,730	279,104	301,436
Software	398,664	412,762	426,606
Rentals	512,493	540,689	586,111
Financing	448,906	481,177	535,270
Support services	646,657	675,246	691,316
Business services	631,292	593,987	579,946
Total revenue	3,791,335	3,823,713	4,030,669
Costs and expenses:
Cost of equipment sales	422,580	378,136	390,650
Cost of supplies	89,365	85,766	95,350
Cost of software	110,653	115,388	118,701
Cost of rentals	100,335	109,493	131,988
Financing interest expense	77,719	77,429	83,850
Cost of support services	400,038	419,891	432,536
Cost of business services	449,932	396,295	399,754
Selling, general and administrative	1,420,096	1,489,735	1,574,789
Research and development	110,412	114,250	129,155
Restructuring charges and asset impairments, net	84,344	17,176	118,630
Other interest expense	114,740	115,228	115,363
Interest income	(5,472)	(7,982)	(5,795)
Other expense (income), net	32,639	1,138	(19,918)
Total costs and expenses	3,407,381	3,311,943	3,565,053
Income from continuing operations before income taxes	383,954	511,770	465,616
Provision for income taxes	77,967	114,287	28,274
Income from continuing operations	305,987	397,483	437,342
(Loss) income from discontinued operations, net of tax	(144,777)	66,056	198,513
Net income before attribution of noncontrolling interests	161,210	463,539	635,855
Less: Preferred stock dividends of subsidiaries attributable to noncontrolling interests	18,375	18,376	18,375
Net income - Pitney Bowes Inc.	$142,835	$445,163	$617,480
Amounts attributable to common stockholders:
Net income from continuing operations	$287,612	$379,107	$418,967
(Loss) income from discontinued operations, net of tax	(144,777)	66,056	198,513
Net income - Pitney Bowes Inc.	$142,835	$445,163	$617,480
Basic earnings per share attributable to common stockholders (1):
Continuing operations	$1.43	$1.89	$2.07
Discontinued operations	(0.72)	0.33	0.98
Net income - Pitney Bowes Inc.	$0.71	$2.22	$3.06
Diluted earnings per share attributable to common stockholders (1):
Continuing operations	$1.42	$1.88	$2.07
Discontinued operations	(0.71)	0.33	0.98
Net income - Pitney Bowes Inc.	$0.70	$2.21	$3.05

Dividends declared per share of common stock	$0.9375	$1.50	$1.48

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

See Notes to Consolidated Financial Statements

PITNEY BOWES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Years Ended December 31,
	2013	2012	2011

Net income - Pitney Bowes Inc.	$142,835	$445,163	$617,480
Other comprehensive income, net of tax:
Foreign currency translations	(46,236)	(2,702)	(53,569)
Net unrealized gain on cash flow hedges, net of tax of $894, $429 and $1,278, respectively	1,397	661	2,007
Net unrealized (loss) gain on investment securities, net of tax of $(3,689), $81 and $1,885, respectively	(6,282)	126	2,948
Adjustments to pension and postretirement plans, net of tax of $64,316, $(38,934) and $(93,251), respectively	122,023	(70,232)	(173,699)
Amortization of pension and postretirement costs, net of tax of $19,228, $21,876 and $19,652, respectively	35,755	52,579	34,474
Other comprehensive income (loss)	106,657	(19,568)	(187,839)
Comprehensive income - Pitney Bowes Inc.	249,492	425,595	429,641
Preferred stock dividends of subsidiaries attributable to noncontrolling interests	18,375	18,376	18,375
Total comprehensive income	$267,867	$443,971	$448,016

See Notes to Consolidated Financial Statements

PITNEY BOWES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$907,806	$913,276
Short-term investments	31,128	36,611
Accounts receivable (net of allowance of $13,149 and $20,219, respectively)	469,800	728,250
Short-term finance receivables (net of allowance of $24,340 and $25,484, respectively)	1,102,921	1,188,292
Inventories	103,580	179,678
Current income taxes	28,934	51,836
Other current assets and prepayments	147,067	114,184
Assets held for sale	46,976	—
Total current assets	2,838,212	3,212,127
Property, plant and equipment, net	245,171	385,377
Rental property and equipment, net	226,146	241,192
Long-term finance receivables (net of allowance of $12,609 and $14,610, respectively)	962,363	1,026,489
Investment in leveraged leases	34,410	34,546
Goodwill	1,734,871	2,136,138
Intangible assets, net	120,387	166,214
Non-current income taxes	73,751	94,434
Other assets	537,397	563,374
Total assets	$6,772,708	$7,859,891

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,644,582	$1,809,226
Current income taxes	157,340	240,681
Current portion of long-term obligations	—	375,000
Advance billings	425,833	452,130
Total current liabilities	2,227,755	2,877,037
Deferred taxes on income	39,701	48,256
Tax uncertainties and other income tax liabilities	190,645	150,074
Long-term debt	3,346,295	3,642,375
Other non-current liabilities	466,766	718,375
Total liabilities	6,271,162	7,436,117

Noncontrolling interests (Preferred stockholders’ equity in subsidiaries)	296,370	296,370
Commitments and contingencies (See Note 15)

Stockholders’ equity:
Cumulative preferred stock, $50 par value, 4% convertible	4	4
Cumulative preference stock, no par value, $2.12 convertible	591	648
Common stock, $1 par value (480,000,000 shares authorized; 323,337,912 shares issued)	323,338	323,338
Additional paid-in capital	196,977	223,847
Retained earnings	4,715,564	4,761,575
Accumulated other comprehensive loss	(574,556)	(681,213)
Treasury stock, at cost (121,255,390 and 122,453,865 shares, respectively)	(4,456,742)	(4,500,795)
Total Pitney Bowes Inc. stockholders’ equity	205,176	127,404
Total liabilities, noncontrolling interests and stockholders’ equity	$6,772,708	$7,859,891

See Notes to Consolidated Financial Statements

PITNEY BOWES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income before attribution of noncontrolling interests	$161,210	$463,539	$635,855
Restructuring payments	(59,520)	(74,718)	(107,002)
Special pension plan contributions	—	(95,000)	(123,000)
Tax and other payments on sale of businesses and leveraged lease assets	(75,545)	(114,128)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring charges and asset impairments	86,175	33,351	148,151
Goodwill impairment	101,415	18,315	130,150
Depreciation and amortization	211,243	255,556	272,142
Loss on sale of businesses	42,450	—	—
Gain on sale of leveraged lease assets, net of tax	—	(12,886)	(26,689)
Stock-based compensation	14,921	18,227	18,692
Proceeds from settlement of derivative instruments	8,059	—	—
Deferred tax (benefit) provision	(33,770)	(92,999)	34,358
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	58,980	(3,068)	58,951
Decrease in finance receivables	123,587	147,165	190,153
Decrease (increase) in inventories	67,188	(599)	(12,830)
Decrease (increase) in other current assets and prepayments	3,172	(3,131)	16,905
Decrease in accounts payable and accrued liabilities	(95,843)	(47,023)	(13,086)
Increase (decrease) in current and non-current income taxes	6,322	116,013	(257,631)
(Decrease) increase in advance billings	(16,450)	3,767	(12,854)
Other, net	21,230	47,807	(3,278)
Net cash provided by operating activities	624,824	660,188	948,987
Cash flows from investing activities:
Purchases of available-for-sale investment securities	(376,652)	(367,745)	(406,114)
Proceeds from sales/maturities of available-for-sale investment securities	382,638	359,266	302,785
Short-term and other investments	14,847	(7,142)	6,749
Capital expenditures	(137,512)	(176,586)	(155,980)
Proceeds from sale of businesses	389,680	—	—
Proceeds from sale of leveraged lease assets	—	105,506	101,784
Net investment in external financing	(2,156)	(1,667)	(2,677)
Reserve account deposits	(20,104)	1,636	35,354
Proceeds from sale of facility	—	—	683
Net cash provided by (used in) investing activities	250,741	(86,732)	(117,416)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	411,613	340,000	—
Principal payments of long-term obligations	(1,079,207)	(550,000)	—
Decrease in notes payable, net	—	—	(50,000)
Proceeds from issuance of common stock	6,753	9,314	12,934
Dividends paid to stockholders	(188,846)	(300,578)	(299,579)
Dividends paid to noncontrolling interests	(18,375)	(18,376)	(18,375)
Common stock repurchases	—	—	(99,997)
Net cash used in financing activities	(868,062)	(519,640)	(455,017)
Effect of exchange rate changes on cash and cash equivalents	(12,973)	3,222	(4,679)
(Decrease) increase in cash and cash equivalents	(5,470)	57,038	371,875
Cash and cash equivalents at beginning of period	913,276	856,238	484,363
Cash and cash equivalents at end of period	$907,806	$913,276	$856,238
Cash interest paid	$199,505	$190,892	$202,159
Cash income tax payments, net of refunds	$224,432	$206,285	$44,528
See Notes to Consolidated Financial Statements

PITNEY BOWES INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands)

	Preferred stock	Preference stock	Common Stock	Additional Paid-in Capital	Retained earnings	Accumulated other comprehensive income (loss)	Treasury stock	Total equity
Balance at December 31, 2010	$4	$752	$323,338	$250,928	$4,282,316	$(473,806)	$(4,480,113)	$(96,581)
Retained earnings adjustment (see Note 8)	—	—	—	—	16,773	—	—	16,773
Adjusted balance December 31, 2010	4	752	323,338	250,928	4,299,089	(473,806)	(4,480,113)	(79,808)
Net income - Pitney Bowes Inc.	—	—	—	—	617,480	—	—	617,480
Other comprehensive loss	—	—	—	—	—	(187,839)	—	(187,839)
Cash dividends
Common	—	—	—	—	(299,521)	—	—	(299,521)
Preference	—	—	—	—	(58)	—	—	(58)
Issuances of common stock	—	—	—	(27,283)	—	—	35,865	8,582
Conversions to common stock	—	(93)	—	(2,009)	—	—	2,102	—
Stock-based compensation	—	—	—	18,948	—	—	—	18,948
Repurchase of common stock	—	—	—	—	—	—	(99,997)	(99,997)
Balance at December 31, 2011	4	659	323,338	240,584	4,616,990	(661,645)	(4,542,143)	(22,213)
Net income - Pitney Bowes Inc.	—	—	—	—	445,163	—	—	445,163
Other comprehensive loss	—	—	—	—	—	(19,568)	—	(19,568)
Cash dividends
Common	—	—	—	—	(300,527)	—	—	(300,527)
Preference	—	—	—	—	(51)	—	—	(51)
Issuances of common stock	—	—	—	(34,727)	—	—	41,100	6,373
Conversions to common stock	—	(11)	—	(237)	—	—	248	—
Stock-based compensation	—	—	—	18,227	—	—	—	18,227
Balance at December 31, 2012	4	648	323,338	223,847	4,761,575	(681,213)	(4,500,795)	127,404
Net income - Pitney Bowes Inc.	—	—	—	—	142,835	—	—	142,835
Other comprehensive income	—	—	—	—	—	106,657	—	106,657
Cash dividends
Common	—	—	—	—	(188,800)	—	—	(188,800)
Preference	—	—	—	—	(46)	—	—	(46)
Issuances of common stock	—	—	—	(40,569)	—	—	42,774	2,205
Conversions to common stock	—	(57)	—	(1,222)	—	—	1,279	—
Stock-based compensation	—	—	—	14,921	—	—	—	14,921
Balance at December 31, 2013	$4	$591	$323,338	$196,977	$4,715,564	$(574,556)	$(4,456,742)	$205,176

See Notes to Consolidated Financial Statements

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

1. Summary of Significant Accounting Policies

Basis of Presentation
The accompanying Consolidated Financial Statements include the accounts of Pitney Bowes Inc. (we, us, our, or the company) and its wholly owned subsidiaries. The Consolidated Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). Intercompany transactions and balances have been eliminated. Certain prior year amounts have been reclassified to conform to the current year presentation.

During the year, we sold our International Management Services business (PBMSi), North America Management Services business (PBMS NA), Nordic furniture business and International Mailing Services business (IMS). Further, we made certain organizational changes and realigned our business units and segment reporting to reflect the clients we serve, the solutions we offer, and how we manage, review, analyze and measure our operations. Our historical results have been recast to present the operating results of divested businesses as discontinued operations and our segment results have been recast to conform to our new segment reporting. The cash flows from discontinued operations are not separately stated or reclassified in the accompanying Consolidated Statements of Cash Flows.

In April 2014, Pitney Bowes of Canada Ltd., a wholly owned subsidiary, completed the sale of its Document Imaging Solutions (DIS) business, which consisted of hardware (copiers and printers), document management software solutions and the related lease portfolio to Konica Minolta Business Solutions (Canada) Ltd. and a business equipment leasing services provider in two separate transactions. The results of operations of DIS were reclassified as discontinued operations (see Note 19).

Use of Estimates
The preparation of our financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and accompanying disclosures, including the disclosure of contingent assets and liabilities. These estimates and assumptions are based on management's best knowledge of current events, historical experience and other information available when the financial statements are prepared. These estimates include, but are not limited to, revenue recognition for multiple element arrangements, goodwill and intangible asset impairment review, allowance for doubtful accounts and credit losses, residual values of leased assets, useful lives of long-lived and intangible assets, restructuring costs, pensions and other postretirement costs, income tax reserves, deferred tax asset valuation allowance and loss contingencies. Actual results could differ from those estimates and assumptions.

Cash Equivalents and Short-Term Investments
Cash equivalents include short-term, liquid investments with maturities of three months or less at the date of purchase. Short-term investments include investments with a maturity of greater than three months but less than one year from the reporting date.

Investment Securities
Investment securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. Investment securities not classified as held-to-maturity are classified as available-for-sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of tax. Purchase premiums and discounts are recognized in interest income using the effective interest method over the terms of the securities. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific identification method. Investment securities are recorded on the Consolidated Balance Sheets as cash and cash equivalents, short-term investments and other assets depending on the type of investment and maturity.

Accounts Receivable and Allowance for Doubtful Accounts
We estimate our accounts receivable risks and provide an allowance for doubtful accounts accordingly. We evaluate the adequacy of the allowance based on historical loss experience, aging of receivables, adverse situations that may affect a customer's ability to pay and prevailing economic conditions and make adjustments to the allowance as necessary. This evaluation is inherently subjective and actual results may differ significantly from estimated reserves. Accounts receivable are generally due within 30 days after the invoice date. Accounts deemed uncollectible are written off against the allowance after all collection efforts have been exhausted and management deems the account to be uncollectible. We believe that our accounts receivable credit risk is limited because of our large number of customers, small account balances for most of our customers and customer geographic and industry diversification.

Finance Receivables and Allowance for Credit Losses
Finance receivables are composed of sales-type lease receivables and unsecured revolving loan receivables. We estimate our finance receivable risks and provide an allowance for credit losses accordingly. We evaluate the adequacy of the allowance for credit losses based on historical loss experience, the nature and volume of our portfolios, adverse situations that may affect a customer's ability to pay,

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

prevailing economic conditions and our ability to manage the collateral and make adjustments to the allowance as necessary. This evaluation is inherently subjective and actual results may differ significantly from estimated reserves.

We establish credit approval limits based on the credit quality of the customer and the type of equipment financed. Our policy is to discontinue revenue recognition for lease receivables that are more than 120 days past due and for unsecured loan receivables that are more than 90 days past due. We resume revenue recognition when customer payments reduce the account balance aging to 60 days or less past due. Finance receivables deemed uncollectible are written off against the allowance after all collection efforts have been exhausted and management deems the account to be uncollectible. We believe that our finance receivable credit risk is limited because of our large number of customers, small account balances for most of our customers and customer geographic and industry diversification.

Inventories
Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out (LIFO) basis for most U.S. inventories and on the first-in, first-out (FIFO) basis for most non-U.S. inventories.

Fixed Assets and Depreciation
Property, plant and equipment and rental equipment are stated at cost and depreciated principally using the straight-line method over their estimated useful lives, which are up to 50 years for buildings, three to 15 years for machinery and equipment, four to six years for rental equipment and three to five years for computer equipment. Major improvements which add to productive capacity or extend the life of an asset are capitalized while repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining lease term.

Fully depreciated assets are retained in fixed assets and accumulated depreciation until they are removed from service. In the case of disposals, assets and related accumulated depreciation are removed from the accounts and the net amounts, less proceeds from disposal, are included in earnings.

Software Development Costs
We capitalize certain costs of software developed for internal use. Capitalized costs include purchased materials and services, payroll and personnel-related costs and interest costs. The cost of internally developed software is amortized on a straight-line basis over its estimated useful life, principally three to 10 years.

Costs incurred for the development of software to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to the public. Capitalized software development costs include purchased materials and services and payroll and personnel-related costs attributable to programmers, software engineers, quality control and field certifiers. Capitalized software development costs are amortized generally on a straight-line basis over the product's estimated useful life, principally three to five years. Software development costs capitalized were $4 million in both 2013 and 2012. Amortization of capitalized software development costs was $8 million, $10 million and $10 million for the years ended December 31, 2013, 2012 and 2011, respectively. At December 31, 2013 and 2012, capitalized software development costs included in other assets were $5 million and $9 million, respectively.

Research and Development Costs
Research and product development costs, which primarily included personnel-related costs, are expensed as incurred.  These costs include engineering costs related to research and product development activities.

During 2013, we determined that certain research and development costs should have been classified as cost of software. Accordingly, the Consolidated Statements of Income for the years ended December 31, 2012 and 2011 have been revised to reflect the correct classification, resulting in a decrease in research and development expenses and a corresponding increase in cost of software of $23 million and $20 million, respectively. This revision did not impact previously reported total costs and expenses, net income or earnings per share amounts and was not material to any of our previously issued financial statements.

Business Combinations
We account for business combinations using the acquisition method of accounting, which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair values. The fair value of intangible assets is estimated using a cost, market or income approach. Goodwill represents the excess of the purchase price over the estimated fair values of net tangible and intangible assets acquired. Finite-lived intangible assets are amortized over their estimated useful lives, principally three to 15 years, using either the straight-line method or an accelerated attrition method. Operating results of acquired companies are included in the consolidated financial statements from the date of acquisition.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Impairment Review for Long-lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. The related estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition is compared to the carrying amount. If the sum of the expected cash flows is less than the carrying amount, an impairment charge is recorded for an amount by which the carrying amount exceeds the fair value of the asset. The fair value of the impaired asset is determined using probability weighted expected cash flow estimates, quoted market prices when available and appraisals, as appropriate. We derive cash flow estimates from our long-term business plans and historical experience.

Impairment Review for Goodwill and Intangible Assets
Goodwill is tested annually for impairment during the fourth quarter or sooner when circumstances indicate an impairment may exist, at the reporting unit level. A reporting unit is the operating segment, or a business that is one level below that operating segment. Reporting units are aggregated as a single reporting unit if they have similar economic characteristics. Goodwill is tested for impairment using a two-step approach. In the first step, the fair value of each reporting unit is determined and compared to the reporting unit's carrying value, including goodwill. If the fair value of a reporting unit is less than its carrying value, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. The implied fair value of the reporting unit's goodwill is then compared to the actual carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss is recognized for the difference. The fair value of a reporting unit is determined based on a combination of various techniques, including the present value of future cash flows, multiples of competitors and multiples from sales of like businesses.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. The related estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition is compared to the carrying amount. If the sum of the expected cash flows is less than the carrying amount, an impairment charge is recorded. The impairment charge is measured as the amount by which the carrying amount exceeds the fair value of the asset. The fair value of the asset is determined using probability weighted expected cash flow estimates, quoted market prices when available and appraisals, as appropriate.

Retirement Plans
Actual pension plan results that differ from our assumptions and estimates are accumulated and amortized over the life expectancy of inactive plan participants and affect future pension cost. Net periodic pension cost includes current service cost, interest cost and return on plan assets. Net pension cost is also based on a market-related valuation of plan assets where differences between the actual and expected return on plan assets are amortized to pension cost over a five-year period. We recognize the funded status of pension and other postretirement benefit plans in the Consolidated Balance Sheets. Gains and losses, prior service costs and credits and any remaining transition amounts that have not yet been recognized in net periodic benefit cost are recognized in accumulated other comprehensive income, net of tax, until they are amortized as a component of net periodic benefit cost.

Stock-based Compensation
We measure compensation expense for stock-based awards based on the estimated fair value of the awards expected to vest (net of estimated forfeitures) and recognize the expense on a straight-line basis over the employee requisite service period. We estimate the fair value of stock awards using a Black-Scholes valuation model or a Monte Carlo simulation model for those awards that contain a market condition. We believe that the valuation techniques and the approach utilized to develop the underlying assumptions are appropriate in estimating the fair value of our stock awards. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees and subsequent events are not indicative of the reasonableness of the original estimates of fair value.

Revenue Recognition
We derive revenue from multiple sources including sales, rentals, financing and services. Certain transactions are consummated at the same time and generate revenue from multiple sources. The most common form of these transactions involves the sale or non-cancelable lease of equipment, a meter rental and an equipment maintenance agreement. In these multiple element arrangements, revenue is allocated to each of the elements based on relative “selling prices” and the selling price for each of the elements is determined based on vendor specific objective evidence. We establish vendor specific objective evidence of selling prices for our products and services based on the prices charged for each element when sold separately in standalone transactions. The allocation of relative selling price to the various elements impacts the timing of revenue recognition, but does not change the total revenue recognized. Revenue is allocated to the meter rental and equipment maintenance agreement elements using their respective selling prices charged in standalone and renewal transactions. For a sale transaction, revenue is allocated to the equipment based on a range of selling prices in standalone transactions. For a lease transaction, revenue is allocated to the equipment based on the present value of the remaining minimum lease payments. The amount

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

allocated to equipment is compared to the range of selling prices in standalone transactions during the period to ensure the allocated equipment amount approximates average selling prices. More specifically, revenue related to our offerings is recognized as follows:

Sales Revenue
Sales of Equipment
We sell equipment directly to our customers and to distributors (re-sellers) throughout the world. We recognize revenue from these sales when the risks and rewards of ownership transfer to the customer, which is generally upon shipment or acceptance by the customer. We recognize revenue from the sale of equipment under sales-type leases as equipment revenue at the inception of the lease. We do not typically offer any rights of return or stock balancing rights. Sales revenue from customized equipment, mail creation equipment and shipping products is generally recognized when installed.

Sales of Supplies
Revenue related to supplies is recognized at the point of title transfer, which is generally upon delivery.

Standalone Software Sales and Integration Services
We recognize revenue from standalone software licenses upon delivery of the product when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectability is probable. For software licenses that are included in a lease contract, we recognize revenue upon shipment of the software unless the lease contract specifies that the license expires at the end of the lease or the price of the software is deemed not fixed or determinable based on historical evidence of similar software leases. In these instances, revenue is recognized on a straight-line basis over the term of the lease contract. We recognize revenue from software requiring integration services at the point of customer acceptance. We recognize revenue related to off-the-shelf perpetual software licenses upon transfer of title, which is generally upon shipment.

Rentals Revenue
We rent equipment, primarily postage meters and mailing equipment, under short-term rental agreements. Rental revenue includes revenue from the subscription for digital meter services. We may invoice in advance for postage meter rentals according to the terms of the agreement. We initially defer these advanced billings and recognize rental revenue on a straight-line basis over the invoice period. Revenues generated from financing customers for the continued use of equipment subsequent to the expiration of the original lease term are classified within rentals revenue.

We defer certain initial direct costs incurred in consummating a transaction and recognize these costs over the expected term of the agreement. Initial direct costs amortized in 2013, 2012 and 2011 were $11 million, $13 million and $19 million, respectively. Initial direct costs deferred at December 31, 2013 and 2012 were $26 million. These costs are included in rental property and equipment, net on our Consolidated Balance Sheets.

During the year, we determined that certain revenue previously reported as rentals revenue included a service component and should have been classified as support services revenue. Accordingly, the Consolidated Statements of Income for the years ended December 31, 2012 and 2011 have been revised to reflect the correct classification, resulting in a decrease in rentals revenue and corresponding increase in support services revenue of $19 million and $21 million, respectively. This revision did not impact previously reported revenue, net income or earnings per share amounts and was not material to any of our previously issued financial statements.

Financing Revenue
We provide lease financing for our products primarily through sales-type leases. We also provide revolving lines of credit to our customers for the purchase of postage and related supplies. We believe that our sales-type lease portfolio contains only normal collection risk. Accordingly, we record the fair value of equipment as sales revenue, the cost of equipment as cost of sales and the minimum lease payments plus the estimated residual value as finance receivables. The difference between the finance receivable and the equipment fair value is recorded as unearned income and is amortized as income over the lease term using the interest method.

Equipment residual values are determined at inception of the lease using estimates of equipment fair value at the end of the lease term. Estimates of future equipment fair value are based primarily on our historical experience. We also consider forecasted supply and demand for our various products, product retirement and future product launch plans, end of lease customer behavior, regulatory changes, remanufacturing strategies, used equipment markets, if any, competition and technological changes. We evaluate residual values on an annual basis or as changes to the above considerations occur.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Support Services Revenue
We provide support services for our equipment primarily through maintenance contracts. Revenue related to these agreements is recognized on a straight-line basis over the term of the agreement.

Business Services Revenue
Business services revenue includes revenue from mail services and marketing services. Mail services include the preparation, sortation and aggregation of mail to earn postal discounts and expedite delivery and e-commerce solutions for cross border transactions. Marketing services include direct mail marketing services. Revenue for these services is recognized as the services are provided.

Shipping and Handling
Shipping and handling costs are recognized as incurred and recorded in cost of revenues.

Product Warranties
We provide product warranties in conjunction with the sale of certain products, generally for a period of 90 days from the date of installation. We estimate our liability for product warranties based on historical claims experience and other currently available evidence. Our product warranty liability at December 31, 2013 and 2012 was not material.

Deferred Marketing Costs
We capitalize certain direct mail, telemarketing, internet and retail marketing costs associated with the acquisition of new customers and recognize these costs over the expected revenue stream ranging from five to nine years. Deferred marketing costs expensed in 2013, 2012 and 2011 were $27 million, $30 million and $34 million, respectively. Deferred marketing costs included in other assets in the Consolidated Balance Sheets were $59 million and $73 million at December 31, 2013 and 2012, respectively. We review individual marketing programs for impairment on a quarterly basis or as circumstances warrant.

Restructuring Charges
Costs associated with exit or disposal activities, including lease termination costs and employee severance costs associated with restructuring, are recognized when they are incurred. The cost and related liability for one-time benefit arrangements is recognized when they are both probable and reasonably estimable.

Derivative Instruments
In the normal course of business, we are exposed to the impact of changes in interest rates and foreign currency exchange rates. We limit these risks by following established risk management policies and procedures, including the use of derivatives. We use derivative instruments to manage the related cost of debt and to limit the effects of foreign exchange rate fluctuations on financial results. Derivative instruments typically consist of interest-rate swaps, forward contracts and currency swaps depending upon the underlying exposure. We do not use derivatives for trading or speculative purposes.

We record our derivative instruments at fair value and the accounting for changes in fair value depends on the intended use of the derivative, the resulting designation and the effectiveness of the instrument in offsetting the risk exposure it is designed to hedge. To qualify as a hedge, a derivative must be highly effective in offsetting the risk designated for hedging purposes. The hedge relationship must be formally documented at inception, detailing the particular risk management objective and strategy for the hedge. The effectiveness of the hedge relationship is evaluated on a retrospective and prospective basis.

The use of derivative instruments exposes us to counterparty credit risk. To mitigate such risks, we enter into contracts with only those financial institutions that meet stringent credit requirements. We regularly review our credit exposure balances as well as the creditworthiness of our counterparties. We have not seen a material change in the creditworthiness of those banks acting as derivative counterparties.

Income Taxes
We recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the carrying amounts of assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the period in which related temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in this assessment. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of such change.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Earnings per Share
Basic earnings per share is based on the weighted-average number of common shares outstanding during the year. Diluted earnings per share also includes the dilutive effect of outstanding stock options, market stock units, restricted stock, preference stock, preferred stock and stock purchase plans.

Translation of Non-U.S. Currency Amounts
In general, the functional currency of our foreign operations is the local currency. Assets and liabilities of subsidiaries operating outside the U.S. are translated at rates in effect at the end of the period and revenue and expenses are translated at average monthly rates during the period. Net deferred translation gains and losses are included as a component of accumulated other comprehensive income.

Loss Contingencies
In the ordinary course of business, we are routinely defendants in, or party to, a number of pending and threatened legal actions. On a quarterly basis, we review the status of each significant matter and assess the potential financial exposure. If the potential loss from any claim or legal action is considered probable and can be reasonably estimated, we establish a liability for the estimated loss. The assessment of the ultimate outcome of each claim or legal action and the determination of the potential financial exposure requires significant judgment. Estimates of potential liabilities for claims or legal actions are based only on information that is available at that time. As additional information becomes available, we may revise our estimates, and these revisions could have a material impact on our results of operations and financial position. Legal fees are expensed as incurred.

New Accounting Pronouncements
In January 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (ASU 2013-01). ASU 2013-01 requires an entity to disclose gross and net information about transactions that are (1) offset in the financial statements or (2) subject to an enforceable master netting arrangement or similar agreement, regardless of whether the transactions are actually offset in the statement of financial position. The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The amounts impacting our disclosure were immaterial at December 31, 2013 and 2012.

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (ASU 2013-02). ASU 2013-02 requires an entity to present either parenthetically on the face of the financial statements, or in the notes, significant amounts reclassified from each component of accumulated other comprehensive income and the income statement line items affected by the reclassification. The new standard is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this standard resulted in additional disclosures, but did not impact our financial condition, results of operations or cash flows.

In March 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-05, Foreign Currency Matters (ASU 2013-05). ASU 2013-05 resolves diversity in practice regarding the release into net income of the cumulative translation adjustment upon derecognition of a subsidiary or a group of assets within a foreign entity. The new guidance is effective for fiscal years beginning January 1, 2014. We do not expect the application of this new guidance will have a material impact on our financial condition or results of operations.

In July 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-11, Income Taxes (Topic 740) - Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward or Tax Credit Carryforward Exists (ASU 2013-11). ASU 2013-11 provides explicit guidance regarding the presentation in the statement of financial position of an unrecognized tax benefit when a net operating loss carryforward or a tax credit carryfoward exists. The new guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. We do not expect the application of this new guidance will have a material impact on our financial position.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

2. Inventories

	December 31,
	2013	2012
Raw materials and work in process	$33,920	$66,221
Supplies and service parts	48,165	72,551
Finished products	38,515	68,335
Inventory at FIFO cost	120,600	207,107
Excess of FIFO cost over LIFO cost	(17,020)	(27,429)
Total inventory, net	$103,580	$179,678

3. Fixed Assets

	December 31,
	2013	2012
Land	$6,797	$22,064
Buildings	176,200	349,061
Machinery and equipment	918,075	1,299,475
	1,101,072	1,670,600
Accumulated depreciation	(855,901)	(1,285,223)
Property, plant and equipment, net	$245,171	$385,377

Rental property and equipment	$537,128	$580,243
Accumulated depreciation	(310,982)	(339,051)
Rental property and equipment, net	$226,146	$241,192
Depreciation expense was $158 million, $177 million and $195 million for the years ended December 31, 2013, 2012 and 2011, respectively.

During 2013, we entered into an agreement to sell our corporate headquarters building and certain surrounding parcels of land. We recorded a non-cash impairment charge of $26 million to write-down the carrying value of the building to its fair value. The fair value of the building was determined based on the estimated selling price less the costs to sell. The inputs used to determine the fair value were classified as Level 3. The impairment charge was included as restructuring charges and asset impairments in the Consolidated Statements of Income. We expect to close on the sale by mid-2014. At December 31, 2013, the carrying value of our corporate headquarters building and surrounding land were classified as assets held for sale in the Consolidated Balance Sheets.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

4. Finance Assets
Finance Receivables
Finance receivables are comprised of sales-type lease receivables and unsecured revolving loan receivables. Sales-type lease receivables are generally due in monthly, quarterly or semi-annual installments over periods ranging from three to five years. Loan receivables arise primarily from financing services offered to our customers for postage and related supplies. Loan receivables are generally due each month; however, customers may rollover outstanding balances. Interest is recognized on loan receivables using the effective interest method and related annual fees are initially deferred and recognized ratably over the annual period covered. Customer acquisition costs are expensed as incurred.

Finance receivables at December 31, 2013 and 2012 consisted of the following:

	December 31, 2013			December 31, 2012
	North America	International	Total	North America	International	Total
Sales-type lease receivables
Gross finance receivables	$1,456,420	$456,759	$1,913,179	$1,581,711	$461,510	$2,043,221
Unguaranteed residual values	121,339	21,553	142,892	148,664	21,025	169,689
Unearned income	(299,396)	(101,311)	(400,707)	(316,030)	(104,258)	(420,288)
Allowance for credit losses	(14,165)	(9,703)	(23,868)	(16,979)	(8,662)	(25,641)
Net investment in sales-type lease receivables	1,264,198	367,298	1,631,496	1,397,366	369,615	1,766,981
Loan receivables
Loan receivables	397,815	49,054	446,869	414,960	47,293	462,253
Allowance for credit losses	(11,165)	(1,916)	(13,081)	(12,322)	(2,131)	(14,453)
Net investment in loan receivables	386,650	47,138	433,788	402,638	45,162	447,800
Net investment in finance receivables	$1,650,848	$414,436	$2,065,284	$1,800,004	$414,777	$2,214,781

Loan receivables are due in less than one year. Maturities of gross sales-type lease finance receivables at December 31, 2013 were as follows:

	Sales-type Lease Receivables
	North America	International	Total
2014	$653,699	$163,361	$817,060
2015	407,850	135,496	543,346
2016	243,598	88,134	331,732
2017	113,614	49,026	162,640
2018	31,406	18,806	50,212
Thereafter	6,253	1,936	8,189
Total	$1,456,420	$456,759	$1,913,179

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Allowance for Credit Losses
Activity in the allowance for credit losses for finance receivables for the years ended December 31, 2013, 2012 and 2011 was as follows:

	Sales-type Lease Receivables		Loan Receivables
	North America	International	North America	International	Total
Balance at December 31, 2010	$27,792	$13,318	$26,208	$2,112	$69,430
Amounts charged to expense	13,726	5,087	7,631	1,610	28,054
Accounts written off	(12,857)	(6,366)	(13,567)	(1,264)	(34,054)
Balance at December 31, 2011	28,661	12,039	20,272	2,458	63,430
Amounts charged to expense	2,276	994	3,278	903	7,451
Accounts written off	(13,958)	(4,371)	(11,228)	(1,230)	(30,787)
Balance at December 31, 2012	16,979	8,662	12,322	2,131	40,094
Amounts charged to expense	4,584	4,553	9,663	1,254	20,054
Accounts written off	(7,398)	(3,512)	(10,820)	(1,469)	(23,199)
Balance at December 31, 2013	$14,165	$9,703	$11,165	$1,916	$36,949

Aging of Receivables
The aging of finance receivables at December 31, 2013 and 2012 was as follows:

	Sales-type Lease Receivables		Loan Receivables
	North America	International	North America	International	Total
December 31, 2013
< 31 days	$1,383,253	$425,923	$379,502	$42,573	$2,231,251
> 30 days and < 61 days	32,102	11,760	10,464	4,391	58,717
> 60 days and < 91 days	20,830	5,724	3,330	1,363	31,247
> 90 days and < 121 days	6,413	3,979	1,809	311	12,512
> 120 days	13,822	9,373	2,710	416	26,321
Total	$1,456,420	$456,759	$397,815	$49,054	$2,360,048
Past due amounts > 90 days
Still accruing interest	$6,413	$3,979	$—	$—	$10,392
Not accruing interest	13,822	9,373	4,519	727	28,441
Total	$20,235	$13,352	$4,519	$727	$38,833

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	Sales-type Lease Receivables		Loan Receivables
	North America	International	North America	International	Total
December 31, 2012
< 31 days	$1,497,797	$435,780	$392,108	$45,324	$2,371,009
> 30 days and < 61 days	37,348	9,994	12,666	1,368	61,376
> 60 days and < 91 days	24,059	5,198	4,577	285	34,119
> 90 days and < 121 days	6,665	3,327	2,319	179	12,490
> 120 days	15,842	7,211	3,290	137	26,480
Total	$1,581,711	$461,510	$414,960	$47,293	$2,505,474
Past due amounts > 90 days
Still accruing interest	$6,665	$3,327	$—	$—	$9,992
Not accruing interest	15,842	7,211	5,609	316	28,978
Total	$22,507	$10,538	$5,609	$316	$38,970
Credit Quality
The extension of credit and management of credit lines to new and existing clients uses a combination of an automated credit score, where available, and a detailed manual review of the client's financial condition and, when applicable, payment history. Once credit is granted, the payment performance of the client is managed through automated collections processes and is supplemented with direct follow up should an account become delinquent. We have robust automated collections and extensive portfolio management processes. The portfolio management processes ensure that our global strategy is executed, collection resources are allocated appropriately and enhanced tools and processes are implemented as needed.
We use a third party to score the majority of the North America portfolio on a quarterly basis using a commercial credit score. We do not use a third party to score our International portfolio because the cost to do so is prohibitive, it is a localized process and there is no single credit score model that covers all countries.
The table below shows the North America portfolio at December 31, 2013 and 2012 by relative risk class (low, medium, high) based on the relative scores of the accounts within each class. The relative scores are determined based on a number of factors, including the company type, ownership structure, payment history and financial information. A fourth class is shown for accounts that are not scored. Absence of a score is not indicative of the credit quality of the account. The degree of risk, as defined by the third party, refers to the relative risk that an account in the next 12 month period may become delinquent.

•	Low risk accounts are companies with very good credit scores and are considered to approximate the top 30% of all commercial borrowers.

•	Medium risk accounts are companies with average to good credit scores and are considered to approximate the middle 40% of all commercial borrowers.

•	High risk accounts are companies with poor credit scores, are delinquent or are at risk of becoming delinquent and are considered to approximate the bottom 30% of all commercial borrowers.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	December 31,
	2013	2012
Sales-type lease receivables
Risk Level
Low	$1,081,853	$1,016,413
Medium	244,379	450,432
High	51,851	43,658
Not Scored	78,337	71,208
Total	$1,456,420	$1,581,711
Loan receivables
Risk Level
Low	$279,607	$254,567
Medium	95,524	136,069
High	11,511	14,624
Not Scored	11,173	9,700
Total	$397,815	$414,960

Troubled Debt
We maintain a program for U.S. clients in our North America loan portfolio who are experiencing financial difficulties, but are able to make reduced payments over an extended period of time. Upon acceptance into the program, the client’s credit line is closed and interest accrual is suspended. There is generally no forgiveness of debt or reduction of balances owed. The balance of loans in this program, related loan loss allowance and write-offs are insignificant to the overall portfolio.

Leveraged Leases
Our investment in leveraged lease assets consisted of the following:

	December 31,
	2013	2012
Rental receivables	$61,721	$83,254
Unguaranteed residual values	13,235	14,177
Principal and interest on non-recourse loans	(35,449)	(55,092)
Unearned income	(5,097)	(7,793)
Investment in leveraged leases	34,410	34,546
Less: deferred taxes related to leveraged leases	(15,078)	(19,372)
Net investment in leveraged leases	$19,332	$15,174

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

5. Intangible Assets and Goodwill
Intangible assets
Intangible assets at December 31, 2013 and 2012 consisted of the following:

	December 31, 2013			December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$354,373	$(251,388)	$102,985	$407,901	$(269,100)	$138,801
Supplier relationships	29,000	(25,013)	3,987	29,000	(22,113)	6,887
Software & technology	167,009	(155,009)	12,000	169,632	(151,628)	18,004
Trademarks & trade names	35,366	(33,985)	1,381	35,078	(32,615)	2,463
Non-compete agreements	7,407	(7,373)	34	7,471	(7,412)	59
Total intangible assets	$593,155	$(472,768)	$120,387	$649,082	$(482,868)	$166,214

Amortization expense for intangible assets was $37 million, $41 million and $49 million for the years ended December 31, 2013, 2012 and 2011, respectively. The future amortization expense for intangible assets as of December 31, 2013 was as follows:

Year ended December 31,
2014	$34,437
2015	30,439
2016	23,037
2017	11,374
2018	10,547
Thereafter	10,553
Total	$120,387
Actual amortization expense may differ from the amounts above due to, among other things, fluctuations in foreign currency exchange rates, impairments, future acquisitions and accelerated amortization.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Goodwill
The changes in the carrying amount of goodwill, by reporting segment, for the years ended December 31, 2013 and 2012 are shown in the tables below. Prior year amounts have been recast for the change in reportable segments (see Note 17).

	Gross value before accumulated impairment	Accumulated impairment	December 31, 2012	Impairment	Other (1)	December 31, 2013
North America Mailing	$322,610	$—	$322,610	$—	$4,054	$326,664
International Mailing	182,746	—	182,746	—	(485)	182,261
Small & Medium Business Solutions	505,356	—	505,356	—	3,569	508,925
Production Mail	120,881	—	120,881	—	(2,821)	118,060
Presort Services	195,140	—	195,140	—	—	195,140
Enterprise Business Solutions	316,021	—	316,021	—	(2,821)	313,200
Digital Commerce Solutions	900,347	—	900,347	—	3,046	903,393
Total reportable segments	1,721,724	—	1,721,724	—	3,794	1,725,518
Discontinued operations	562,879	(148,465)	414,414	(101,415)	(303,646)	9,353
Total goodwill	$2,284,603	$(148,465)	$2,136,138	$(101,415)	$(299,852)	$1,734,871

	Gross value before accumulated impairment	Accumulated impairment	December 31, 2011	Impairment	Other (1)	December 31, 2012
North America Mailing	$319,633	$—	$319,633	$—	$2,977	$322,610
International Mailing	187,904	—	187,904	—	(5,158)	182,746
Small & Medium Business Solutions	507,537	—	507,537	—	(2,181)	505,356
Production Mail	117,351	—	117,351	—	3,530	120,881
Presort Services	195,140	—	195,140	—	—	195,140
Enterprise Business Solutions	312,491	—	312,491	—	3,530	316,021
Digital Commerce Solutions	895,507	—	895,507	—	4,840	900,347
Total reportable segments	1,715,535	—	1,715,535	—	6,189	1,721,724
Discontinued operations	561,703	(130,150)	431,553	(18,315)	1,176	414,414
Total goodwill	$2,277,238	$(130,150)	$2,147,088	$(18,315)	$7,365	$2,136,138

(1)
Primarily represents foreign currency translation adjustments for the period. For discontinued operations in 2013, the adjustment primarily represents the write-off of remaining goodwill upon the sale of the Management Services business.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

6. Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities consisted of the following:

	December 31,
	2013	2012
Accounts payable	$270,067	$362,938
Customer deposits	672,440	698,770
Employee related liabilities	332,072	356,188
Miscellaneous other	370,003	391,330
Accounts payable and accrued liabilities	$1,644,582	$1,809,226

7. Debt

		December 31,
		2013	2012
Term loans		$230,000	$230,000
3.875%	notes due 2013	—	375,000
4.875%	notes due 2014 (1)	—	450,000
5.00%	notes due 2015 (1)	274,879	400,000
4.75%	notes due 2016 (1)	370,914	500,000
5.75%	notes due 2017	500,000	500,000
5.60%	notes due Mar 2018	250,000	250,000
4.75%	notes due May 2018	350,000	350,000
6.25%	notes due 2019	300,000	300,000
5.25%	notes due 2022 (2)	110,000	110,000
5.25%	notes due 2037 (3)	500,000	500,000
6.70%	notes due 2043 (4)	425,000	—
Other (5)		35,502	52,375
Total debt		3,346,295	4,017,375
Current portion long-term debt		—	375,000
Long-term debt		$3,346,295	$3,642,375

Term loans bear interest at the applicable London Interbank Offered Rate (LIBOR) plus 2.25% or Prime Rate plus 1.25%, at our option. Interest is payable and resets quarterly and the loans mature in 2015 and 2016.

(1)
During the first quarter 2013, we completed a cash tender offer (the Tender Offer) for a portion of our 4.875% Notes due 2014 (2014 Notes), our 5.00% Notes due 2015, and our 4.75% Notes due 2016 (the Subject Notes). Holders who validly tendered their notes received the principal amount of the notes tendered, all accrued and unpaid interest and a premium amount. An aggregate $405 million of the Subject Notes were tendered. Subsequently, in the fourth quarter of 2013, we redeemed the remaining outstanding 2014 Notes that were scheduled to mature August 2014 through the exercise of a make-whole provision. In connection with the Tender Offer and the early redemption of the 2014 Notes, we recognized an aggregate net loss of $33 million.

At December 31, 2012, we had interest rate swap agreements with an aggregate notional value of $450 million that effectively converted the fixed rate interest payments on the 2014 Notes into variable interest rates. In connection with the Tender Offer, we unwound a portion of these interest rate swap agreements, and in connection with redemption of the remaining outstanding notes in the fourth quarter of 2013, we unwound the remaining interest rate swap agreements. At December 31, 2013, we had no interest rate swaps outstanding.

(2)	These notes may be redeemed, at our option, in whole or in part, at any time on or after November 27, 2015 at par plus accrued interest.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

(3)	These notes may be redeemed by bondholders, in whole or in part, at par plus accrued interest, in January 2017.

(4)
During the first quarter of 2013, we issued $425 million of 6.70% fixed rate notes. Interest is payable quarterly. The notes mature in 2043, but may be redeemed, at our option, in whole or in part, at any time on or after March 7, 2018 at par plus accrued and unpaid interest. We used the net proceeds from the notes to fund the Tender Offer.

(5)	Other consists of the unamortized net proceeds received from unwinding of interest rate swaps, debt discounts and premiums and the mark-to-market adjustment of interest rate swaps, if applicable.

There were no outstanding commercial paper borrowings at December 31, 2013 or 2012. As of December 31, 2013, we had not drawn upon our $1.0 billion credit facility. The credit facility expires in April 2016.

Annual maturities of outstanding debt at December 31, 2013 are as follows:

2014	$—
2015	324,879
2016	550,914
2017	500,000
2018	600,000
Thereafter	1,335,000
Total	$3,310,793

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

8. Income Taxes
Income from continuing operations before taxes consisted of the following:

	Years Ended December 31,
	2013	2012	2011
U.S.	$288,660	$387,987	$384,602
International	95,294	123,783	81,014
Total	$383,954	$511,770	$465,616

The provision for income taxes from continuing operations consisted of the following:

	Years Ended December 31,
	2013	2012	2011
U.S. Federal:
Current	$78,315	$151,984	$(93,791)
Deferred	(19,754)	16,136	135,305
	58,561	168,120	41,514
U.S. State and Local:
Current	5,359	(2,604)	27,385
Deferred	(8,026)	(26,273)	(15,546)
	(2,667)	(28,877)	11,839
International:
Current	28,063	57,906	60,322
Deferred	(5,990)	(82,862)	(85,401)
	22,073	(24,956)	(25,079)

Total current	111,737	207,286	(6,084)
Total deferred	(33,770)	(92,999)	34,358
Total provision for income taxes	$77,967	$114,287	$28,274

Effective tax rate	20.3%	22.3%	6.1%

The effective tax rate for 2013 includes tax benefits of $13 million from an affiliate reorganization, $17 million from tax planning initiatives, $5 million from the adjustment of non-U.S. tax accounts from prior periods and $4 million from the retroactive effect of 2013 U.S. tax legislation.

The effective tax rate for 2012 includes tax benefits of $32 million from the sale of non-U.S. leveraged lease assets and $47 million from the resolution of U.S. tax examinations and tax accruals of $43 million for the repatriation of additional non-U.S. earnings that arose as a result of one-time events including the sale of leveraged lease assets and Canadian tax law changes.

The effective tax rate for 2011 includes tax benefits of $90 million from the IRS tax settlements and $34 million from the sale of non-U.S. leveraged lease assets.

The items accounting for the difference between income taxes computed at the federal statutory rate and our provision for income taxes consist of the following:

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	Years Ended December 31,
	2013	2012	2011
Federal statutory provision	$134,389	$179,119	$162,965
State and local income taxes	(1,733)	(2,071)	12,079
Impact of non-U.S. leveraged lease asset sales	—	(30,367)	(31,423)
Other impact of foreign operations	(28,238)	23,025	(11,526)
Tax exempt income/reimbursement	(1,672)	(1,992)	(2,674)
Federal income tax credits/incentives	(10,282)	(8,918)	(10,741)
Unrealized stock compensation benefits	2,292	3,456	3,538
Resolution of U.S. tax examinations	(3,853)	(47,380)	(94,225)
Outside basis differences	(13,214)	—	—
Other, net	278	(585)	281
Provision for income taxes	$77,967	$114,287	$28,274
Other impacts of foreign operations include income of foreign affiliates taxed at rates other than the 35% U.S. statutory rate, the accrual or release of tax uncertainty amounts related to foreign operations, the tax impacts of foreign earnings repatriation and the U.S. foreign tax credit impacts of other foreign income taxed in the U.S.

Deferred tax liabilities and assets consisted of the following:

	December 31,
	2013	2012
Deferred tax liabilities:
Depreciation	$(33,057)	$(44,239)
Deferred profit (for tax purposes) on sale to finance subsidiary	(142,114)	(157,279)
Lease revenue and related depreciation	(249,998)	(306,612)
Amortizable intangibles	(79,852)	(104,156)
Other	(73,077)	(35,157)
Deferred tax liabilities	(578,098)	(647,443)

Deferred tax assets:
Nonpension postretirement benefits	99,628	119,002
Pension	43,301	117,509
Inventory and equipment capitalization	22,824	26,778
Restructuring charges	26,837	20,793
Long-term incentives	28,880	35,056
Net operating loss	143,839	152,617
Tax credit carry forwards	48,617	41,518
Tax uncertainties gross-up	35,298	28,492
Other	147,709	89,406
Valuation allowance	(122,780)	(142,176)
Deferred tax assets	474,153	488,995

Total deferred taxes, net	$(103,945)	$(158,448)
The above amounts are classified as current or long-term in the Consolidated Balance Sheets in accordance with the asset or liability to which they related or based on the expected timing of the reversal. A valuation allowance was recognized to reduce the total deferred tax assets to an amount that will more-likely-than-not be realized. The valuation allowance relates primarily to certain foreign, state and local net operating loss and tax credit carryforwards that are more likely than not to expire unutilized.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

We have net operating loss carry forwards of $292 million as of December 31, 2013, of which, $260 million can be carried forward indefinitely and the remainder expire over the next 15 years In addition, we have tax credit carry forwards of $49 million that expire over the next 15 years.

As of December 31, 2013 we have not provided for income taxes on $700 million of cumulative undistributed earnings of subsidiaries outside the U.S. as these earnings will be either indefinitely reinvested or remitted substantially free of additional tax; however, we estimate that withholding taxes on such remittances would be $3 million. Determination of the liability that would be incurred if these earnings were remitted to the U.S. is not practicable as there is a significant amount of uncertainty with respect to determining the amount of foreign tax credits and other indirect tax consequences that may arise from the distribution of these earnings.

Uncertain Tax Positions
A reconciliation of the amount of unrecognized tax benefits is as follows:

	2013	2012	2011
Balance at beginning of year	$151,098	$202,828	$535,983
Increases from prior period positions	15,777	11,811	67,065
Decreases from prior period positions	(6,908)	(17,985)	(140,107)
Increases from current period positions	23,549	28,255	28,686
Decreases relating to settlements with tax authorities	(482)	(1,948)	(18,204)
Reductions from lapse of applicable statute of limitations	(10,440)	(71,863)	(270,595)
Balance at end of year	$172,594	$151,098	$202,828
The amount of the unrecognized tax benefits at December 31, 2013, 2012 and 2011 that would affect the effective tax rate if recognized was $148 million, $127 million and $164 million, respectively.

On a regular basis, we conclude tax return examinations, statutes of limitations expire, and court decisions interpret tax law. We regularly assess tax uncertainties in light of these developments. As a result, it is reasonably possible that the amount of our unrecognized tax benefits will decrease in the next 12 months, and we expect this change could be up to 20% of our unrecognized tax benefits. We recognize interest and penalties related to uncertain tax positions in our provision for income taxes or discontinued operations as appropriate. During the years ended December 31, 2013, 2012 and 2011, we recorded interest and penalties of $27 million, $(28) million and $(83) million, respectively. We had $37 million and $11 million accrued for the payment of interest and penalties at December 31, 2013 and 2012, respectively.

Other Tax Matters
As is the case with other large corporations, our tax returns are examined each year by tax authorities in the U.S., other countries and local jurisdictions in which we have operations. Except for issues arising out of certain partnership investments, the IRS examinations of tax years prior to 2009 are closed to audit. Other than the pending application of legal principles to specific issues arising in earlier years, only post-2007 Canadian tax years are subject to examination. Other significant tax filings subject to examination include various post-2004 U.S. state and local, post-2007 German, and post-2011 French and U.K. tax filings. We have other less significant tax filings currently under examination or subject to examination.
We regularly assess the likelihood of tax adjustments in each of the tax jurisdictions in which we have operations and account for the related financial statement implications.  We believe we have established tax reserves that are appropriate given the possibility of tax adjustments.  However, determining the appropriate level of tax reserves requires judgment regarding the uncertain application of tax law and the possibility of tax adjustments. Future changes in tax reserve requirements could have a material impact, positive or negative, on our results of operations, financial position and cash flows.
During 2014, we determined that certain pre-2009 tax deductions associated with software development expenditures had not been deducted on our historical tax returns, the expenditures could be claimed on our current year return and our deferred tax liability was overstated. We assessed the materiality of this item on previously issued financial statements and concluded that it was not material to any annual or interim period. However, the accompanying Consolidated Balance Sheet and Consolidated Statements of Stockholders' Equity (Deficit) have been revised for the earliest period presented to increase opening retained earnings by $17 million and decrease our tax liabilities.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

On August 27, 2012, the United States Court of Appeals for the Third Circuit overturned a prior Tax Court decision and ruled in favor of the IRS and adverse to the Historic Boardwalk Hall LLC, a partnership in which we had made an investment in the year 2000. In January 2014, the Tax Court entered an order to implement the rulings of the Third Circuit. Under the terms of the partnership agreement, we are indemnified against any payments we may be required to make. However, the potential for a difference in the timing of payments which may be due to taxing authorities and the timing of receipts due to us under the partnership agreement may cause fluctuations in our cash flows in future periods. Further, if we do not recover under the indemnification provisions of the partnership agreement, the amount of tax and interest due as a result of this matter could be as much as $100 million.
Subsequent Event (Unaudited)
In August 2014, we entered into an agreement with our partner in the Historic Boardwalk Hall LLC partnership releasing our respective claims against each other and agreeing to divest our investment in the partnership. This agreement represents a partial reimbursement for tax credits and deductions previously disallowed by the 2012 Third Circuit Court of Appeals decision. The impact of this agreement, which will be recorded in the third quarter of 2014, will not have a material impact on our financial condition, results of operations or cash flows; however, the timing of cash receipts under this agreement may differ from the timing of the tax and interest payments which may be due to taxing authorities.
9. Noncontrolling Interests (Preferred Stockholders’ Equity in Subsidiaries)
Pitney Bowes International Holdings, Inc. (PBIH), a subsidiary, has 300,000 shares, or $300 million, of outstanding perpetual voting preferred stock (the Preferred Stock) held by certain institutional investors. The holders of the Preferred Stock are entitled as a group to 25% of the combined voting power of all classes of capital stock of PBIH. All outstanding common stock of PBIH, representing the remaining 75% of the combined voting power of all classes of capital stock, is owned directly or indirectly by the company. The Preferred Stock is entitled to cumulative dividends at a rate of 6.125% through 2016 after which it becomes callable and, if it remains outstanding, will yield a dividend that increases by 50% every six months thereafter. No dividends were in arrears at December 31, 2013 or December 31, 2012. There was no change in the carrying value of noncontrolling interests during the years ended December 31, 2013 or 2012.

10. Stockholders' Equity
Preferred Stock
We have two classes of Preferred Stock issued and outstanding: the 4% Preferred Stock (the Preferred Stock) and the $2.12 Preference Stock (the Preference Stock). The Preferred Stock is entitled to cumulative dividends of $2 per year and can be converted into 24.24 shares of common stock, subject to adjustment in certain events. The Preferred Stock is redeemable at our option at a price of $50 per share, plus dividends accrued through the redemption date. We are authorized to issue 600,000 shares of Preferred Stock. At December 31, 2013 and 2012, there were 74 shares and 85 shares outstanding, respectively. There are no unpaid dividends in arrears.

The Preference Stock is entitled to cumulative dividends of $2.12 per year and can be converted into 16.53 shares of common stock, subject to adjustment in certain events. The Preference Stock is redeemable at our option at a price of $28 per share. We are authorized to issue 5,000,000 shares of Preference Stock. At December 31, 2013 and 2012, there were 21,838 shares and 23,928 shares outstanding, respectively. There are no unpaid dividends in arrears.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Common Stock
We have 480,000,000 shares of common stock authorized and 323,337,912 shares were issued at December 31, 2013 and 2012. At December 31, 2013, 39,810,385 shares were reserved for issuance under our stock plans, dividend reinvestment program and for the conversion of the Preferred Stock and Preference Stock. The following table summarizes the changes in Common Stock and Treasury Stock:

	Treasury	Common Stock
Balance at December 31, 2010	119,906,910	203,431,002
Repurchases of common stock	4,692,200	(4,692,200)
Issuance of common stock	(963,448)	963,448
Conversions to common stock	(48,820)	48,820
Balance at December 31, 2011	123,586,842	199,751,070
Issuance of common stock	(1,118,089)	1,118,089
Conversions to common stock	(14,888)	14,888
Balance at December 31, 2012	122,453,865	200,884,047
Issuance of common stock	(1,163,668)	1,163,668
Conversions to common stock	(34,807)	34,807
Balance at December 31, 2013	121,255,390	202,082,522

11. Accumulated Other Comprehensive Loss
Reclassifications out of accumulated other comprehensive loss for the years ended December 31, 2013, 2012 and 2011 was as follows:

	Amount Reclassified from AOCI (a)
	Years Ended December 31,
	2013	2012	2011
Gains (losses) on cash flow hedges
Revenue	$(835)	$1,298	$(166)
Cost of sales	332	(185)	(719)
Interest expense	(2,028)	(2,028)	(2,028)
Total before tax	(2,531)	(915)	(2,913)
Tax benefit	987	358	1,135
Net of tax	$(1,544)	$(557)	$(1,778)

Unrealized gains (losses) on available for sale securities
Interest income	$(1,140)	$1,768	$168
Tax benefit (provision)	422	(654)	(62)
Net of tax	$(718)	$1,114	$106

Pension and Postretirement Benefit Plans (b)
Transition credit	$9	$10	$10
Prior service (costs) credit	(620)	809	2,187
Actuarial losses	(54,372)	(75,274)	(56,323)
Total before tax	(54,983)	(74,455)	(54,126)
Tax benefit	19,228	21,876	19,652
Net of tax	$(35,755)	$(52,579)	$(34,474)
(a)     Amounts in parentheses indicate debits (reductions) to income.

(b)	These items are included in the computation of net periodic costs of defined benefit pension plans and nonpension postretirement benefit plans (see Note 18 for additional details).

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Changes in accumulated other comprehensive loss for the years ended December 31, 2013, 2012 and 2011 were as follows:

	Gains (losses) on cash flow hedges	Unrealized gains (losses) on available for sale securities	Defined benefit pension plans and nonpension postretirement benefit plans	Foreign currency items	Total
Balance January 1, 2011	$(10,445)	$1,439	$(602,321)	$137,521	$(473,806)
Other comprehensive income (loss) before reclassifications (a)	229	3,054	(173,699)	(53,569)	(223,985)
Amounts reclassified from accumulated other comprehensive income (a), (b)	1,778	(106)	34,474	—	36,146
Net other comprehensive income (loss)	2,007	2,948	(139,225)	(53,569)	(187,839)
Balance at December 31, 2011	(8,438)	4,387	(741,546)	83,952	(661,645)
Other comprehensive income (loss) before reclassifications (a)	104	1,240	(70,232)	(2,702)	(71,590)
Amounts reclassified from accumulated other comprehensive income (a), (b)	557	(1,114)	52,579	—	52,022
Net other comprehensive income (loss)	661	126	(17,653)	(2,702)	(19,568)
Balance at December 31, 2012	(7,777)	4,513	(759,199)	81,250	(681,213)
Other comprehensive income (loss) before reclassifications (a)	(147)	(7,000)	122,023	(39,489)	75,387
Amounts reclassified from accumulated other comprehensive income (a), (b), (c)	1,544	718	35,755	(6,747)	31,270
Net other comprehensive income (loss)	1,397	(6,282)	157,778	(46,236)	106,657
Balance at December 31, 2013	$(6,380)	$(1,769)	$(601,421)	$35,014	$(574,556)
(a)     Amounts are net of tax. Amounts in parentheses indicate debits to AOCI.
(b)     See table above for additional details of these reclassifications.

(c)
Foreign currency item amount represents the recognition of deferred translation upon the sale of the U.K. IMS business and PBMSi. Amount was reclassified from accumulated other comprehensive loss and recorded as discontinued operations in the Consolidated Statements of Income.

12. Stock-Based Compensation
The following table shows stock-based compensation expense included in the Consolidated Statements of Income:

	Years Ended December 31,
	2013	2012	2011
Cost of equipment sales	$886	$1,212	$1,292
Cost of support services	382	522	557
Cost of business services	527	721	770
Selling, general and administrative	11,099	15,176	15,689
Research and development	435	596	640
Discontinued operations (1)	1,592	—	—
Stock-based compensation expense	14,921	18,227	18,948
Tax benefit	(5,759)	(6,061)	(6,170)
Stock-based compensation expense, net of tax	$9,162	$12,166	$12,778
(1) Amount represents the expense related to the immediate vesting of RSUs and stock options held by employees of PBMS upon the sale of the business.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Stock Plans
We have a long-term incentive program whereby eligible employees may be granted restricted stock units, non-qualified stock options, other stock-based awards, cash or any combination thereof. The Executive Compensation Committee of the Board of Directors administers these plans. We settle employee stock compensation awards with treasury shares. At December 31, 2013, there were 19,180,600 shares available for future grants under our long-term incentive program.

Restricted Stock Units
Restricted stock units are granted to employees and entitle the holder to shares of common stock as the units vest, typically over a four year service period. The fair value of the units is determined on the grant date based on the stock price on the grant date less the present value of expected dividends. The following table summarizes information about restricted stock units during 2013 and 2012:

	2013		2012
	Shares	Weighted average grant date fair value	Shares	Weighted average grant date fair value
Restricted stock units outstanding at beginning of the year	1,909,160	$17.68	1,629,055	$22.33
Granted	1,365,798	10.37	999,381	14.72
Vested	(1,049,572)	17.52	(598,543)	22.27
Forfeited	(284,074)	13.33	(120,733)	18.75
Restricted stock units outstanding at end of the year	1,941,312	$13.19	1,909,160	$17.68

At December 31, 2013, there was $12 million of unrecognized compensation cost related to restricted stock units that is expected to be recognized over a weighted-average period of 2.2 years. The intrinsic value of restricted stock units outstanding at December 31, 2013 was $45 million. The intrinsic value of restricted stock units vested during 2013, 2012 and 2011 was $15 million, $11 million and $13 million, respectively. The fair value of restricted stock units vested during 2013, 2012 and 2011 was $18 million, $13 million and $15 million, respectively.

Market Stock Units
Each market stock unit award entitles the holder to receive a number of shares, adjusted for the attainment of certain performance and market conditions. The award vests at the end of a three-year performance period and the actual number of shares the recipient receives may range from 50% to 200% of the shares awarded. The expense for these awards, net of estimated forfeitures, is recorded over the performance period based on the fair value of the award, which was determined on the grant date using a Monte Carlo simulation model. There were no market stock units awarded during 2013.
The following table summarizes information about market stock units during 2013 and 2012:

	2013		2012
	Shares	Weighted average grant date fair value	Shares	Weighted average grant date fair value
Market stock units outstanding at beginning of the year	198,145	$17.91	—	$—
Granted	—	—	205,013	17.91
Forfeited	(9,718)	17.91	(6,868)	17.91
Market stock units outstanding at the end of the year	188,427	$17.91	198,145	$17.91

The fair value of market stock units granted in 2012 was determined based on the following assumptions:

Expected dividend yield	6.7%
Expected stock price volatility	29.7%
Risk-free interest rate	0.4%

At December 31, 2013, there was less than $1 million of unrecognized compensation cost related to market stock units that is expected to be recognized over a weighted-average period of 1.1 years. The intrinsic value of market stock units outstanding at December 31, 2013 was $4 million.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Stock Options
We may also grant stock options to certain officers and employees at an exercise price equal to the stock price of our common stock on the grant date. Options vest ratably over three or four years and expire ten years from the date of grant.

The following table summarizes information about stock option activity during 2013 and 2012:

	2013		2012
	Shares	Per share weighted average exercise prices	Shares	Per share weighted average exercise prices
Options outstanding at beginning of the year	13,653,245	$35.28	14,471,464	$36.42
Granted	800,000	21.93	600,000	15.71
Exercised	(35,461)	22.09	—	—
Canceled	(628,731)	32.93	(525,361)	36.15
Expired	(1,392,159)	32.39	(892,858)	40.20
Options outstanding at the end of the year	12,396,894	$34.90	13,653,245	$35.28
Options exercisable at the end of the year	10,864,753	$36.84	11,762,341	$37.44

At December 31, 2013, there was $1 million of unrecognized compensation cost related to stock options that is expected to be recognized over a weighted-average period of 2.8 years. The intrinsic value of options outstanding and options exercisable at December 31, 2013 was $7 million and $3 million, respectively. The intrinsic value of options exercised during 2013 was not material.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2013:

	Options Outstanding			Options Exercisable
Range of per share exercise prices	Shares	Per share weighted-average exercise price	Weighted-average remaining contractual life	Shares	Per share weighted-average exercise price	Weighted-average remaining contractual life
$13.39 - $22.99	2,401,807	$20.32	7.6 years	1,411,807	$21.42	6.6 years
$23.00 - $30.99	2,462,402	25.32	6.3 years	1,920,261	25.28	5.9 years
$31.00 - $38.99	1,535,814	36.86	4.1 years	1,535,814	36.86	4.1 years
$39.00 - $48.03	5,996,871	44.16	1.4 years	5,996,871	44.16	1.4 years
	12,396,894	$34.90	3.9 years	10,864,753	$36.84	3.3 years

We estimate the fair value of stock options using a Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the volatility of our stock price, a risk-free interest rate, the expected dividend yield of our stock and expected life of the award. Expected stock price volatility is based on historical price changes of our stock. The risk-free interest rate is based on U.S. treasuries with a term equal to the expected option term. The expected life of the award and expected dividend yield are based on historical experience. The fair value of stock options granted during the year was determined using the following assumptions:

	Years Ended December 31,
	2013	2012	2011
Expected dividend yield	7.7%	9.3%	6.1%
Expected stock price volatility	29.5%	30.0%	26.1%
Risk-free interest rate	1.8%	1.2%	3.3%
Expected life	7.9 years	7.9 years	7.4 years
Weighted-average fair value per option granted	$0.88	$0.48	$3.45

The fair value of stock options granted during 2013, 2012 and 2011 was $1 million, less than $1 million and $5 million, respectively.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Employee Stock Purchase Plan
We maintain a non-compensatory Employee Stock Purchase Plan that enables substantially all U.S. and Canadian employees to purchase shares of our common stock at an offering price of 95% of the average market price on the offering date. At no time will the exercise price be less than the lowest price permitted under Section 423 of the Internal Revenue Code. Employees purchased 222,159 shares and 291,859 shares in 2013 and 2012, respectively. We have reserved 4,594,776 common shares for future purchase under the ESPP.

Directors' Stock Plan
Each non-employee director is granted shares of restricted stock on an annual basis. In 2013 and 2012, we granted 19,800 shares and 26,653 shares to non-employee directors, respectively.

13. Fair Value Measurements and Derivative Instruments
We measure certain financial assets and liabilities at fair value on a recurring basis. Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. An entity is required to classify certain assets and liabilities measured at fair value based on the following fair value hierarchy that prioritizes the inputs used to measure fair value:
Level 1 – Unadjusted quoted prices in active markets for identical assets and liabilities.
Level 2 – Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity, may be derived from internally developed methodologies based on management's best estimate of fair value and that are significant to the fair value of the asset or liability.
The following tables show, by level within the fair value hierarchy, our financial assets and liabilities that are accounted for at fair value on a recurring basis at December 31, 2013 and 2012. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect their placement within the fair value hierarchy.

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Investment securities
Money market funds / commercial paper	$403,706	$224,440	$—	$628,146
Equity securities	—	26,536	—	26,536
Commingled fixed income securities	—	24,695	—	24,695
Debt securities - U.S. and foreign governments, agencies and municipalities	122,783	17,653	—	140,436
Debt securities - corporate	—	38,264	—	38,264
Mortgage-backed / asset-backed securities	—	164,598	—	164,598
Derivatives
Foreign exchange contracts	—	1,358	—	1,358
Total assets	$526,489	$497,544	$—	$1,024,033
Liabilities:
Investment securities
Mortgage-backed securities	$—	$(4,445)	$—	$(4,445)
Derivatives
Foreign exchange contracts	—	(3,009)	—	(3,009)
Total liabilities	$—	$(7,454)	$—	$(7,454)

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Assets:
Investment securities
Money market funds / commercial paper	$581,648	$34,369	$—	$616,017
Equity securities	—	25,106	—	25,106
Commingled fixed income securities	—	29,359	—	29,359
Debt securities - U.S. and foreign governments, agencies and municipalities	124,221	18,908	—	143,129
Debt securities - corporate	—	43,926	—	43,926
Mortgage-backed / asset-backed securities	—	162,375	—	162,375
Derivatives
Interest rate swaps	—	10,117	—	10,117
Foreign exchange contracts	—	2,582	—	2,582
Total assets	$705,869	$326,742	$—	$1,032,611
Liabilities:
Derivatives
Foreign exchange contracts	$—	$(1,174)	$—	$(1,174)
Total liabilities	$—	$(1,174)	$—	$(1,174)
Investment Securities
The valuation of investment securities is based on the market approach using inputs that are observable, or can be corroborated by observable data, in an active marketplace. The following information relates to our classification into the fair value hierarchy:

•
Money Market Funds / Commercial Paper: Money market funds typically invest in government securities, certificates of deposit, commercial paper and other highly liquid, low risk securities. Money market funds are principally used for overnight deposits and are classified as Level 1 when unadjusted quoted prices in active markets are available and as Level 2 when they are not actively traded on an exchange. Direct investments in commercial paper are not listed on an exchange in an active market and are classified as Level 2.

•
Equity Securities: Equity securities are comprised of mutual funds investing in U.S. and foreign common stock. These mutual funds are classified as Level 2 as they are not separately listed on an exchange.

•
Commingled Fixed Income Securities: Mutual funds that invest in a variety of fixed income securities including securities of the U.S. government and its agencies, corporate debt, mortgage-backed securities and asset-backed securities. The value of the funds is based on the market value of the underlying investments owned by each fund, minus its liabilities, divided by the number of shares outstanding, as reported by the fund manager. These commingled funds are not listed on an exchange in an active market and are classified as Level 2.

•
Debt Securities – U.S. and Foreign Governments, Agencies and Municipalities: Debt securities are classified as Level 1 where active, high volume trades for identical securities exist. Valuation adjustments are not applied to these securities. Debt securities valued using quoted market prices for similar securities or benchmarking model derived prices to quoted market prices and trade data for identical or comparable securities are classified as Level 2.

•
Debt Securities – Corporate: Corporate debt securities are valued using recently executed transactions, market price quotations where observable, or bond spreads. The spread data used are for the same maturity as the security. These securities are classified as Level 2.

•
Mortgage-Backed Securities / Asset-Backed Securities: These securities are valued based on external pricing indices. When external index pricing is not observable, these securities are valued based on external price/spread data. These securities are classified as Level 2.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Available-For-Sale Securities
At December 31, 2013 and 2012, available-for-sale securities consisted of the following:

	December 31, 2013
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
U.S. and foreign governments, agencies and municipalities	$121,803	$999	$(3,372)	$119,430
Corporate	37,901	935	(572)	38,264
Mortgage-backed / asset-backed securities	165,664	1,570	(2,636)	164,598
Total	$325,368	$3,504	$(6,580)	$322,292

	December 31, 2012
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
U.S. and foreign governments, agencies and municipalities	$127,807	$3,972	$(56)	$131,723
Corporate	41,095	2,851	(20)	43,926
Mortgage-backed / asset-backed securities	162,180	3,340	(3,145)	162,375
Total	$331,082	$10,163	$(3,221)	$338,024

Gross unrealized losses on investment securities that were in a loss position for greater than 12 months were $1 million at December 31, 2013 and less than $1 million at December 31, 2012. We have not recognized an other-than-temporary impairment on any of the investment securities in an unrealized loss position because we do not intend to sell these securities, it is more likely than not that we will not be required to sell these securities before recovery of the unrealized losses and we expect to receive the contractual principal and interest on these investment securities.

At December 31, 2013, the amortized cost and estimated fair value of available-for-sale securities have scheduled maturities as follows:

	Amortized cost	Estimated fair value
Within 1 year	$41,853	$41,932
After 1 year through 5 years	46,869	47,284
After 5 years through 10 years	67,160	66,140
After 10 years	169,486	166,936
Total	$325,368	$322,292
The expected payments on mortgage-backed and asset-backed securities may not coincide with their contractual maturities as borrowers have the right to prepay obligations with or without prepayment penalties.
We have not experienced any write-offs in our investment portfolio. The majority of our mortgage-backed securities are either guaranteed or supported by the U.S. government. We have no investments in inactive markets that would warrant a possible change in our pricing methods or classification within the fair value hierarchy. Further, we have no investments in auction rate securities.
Derivative Instruments
The valuation of foreign exchange derivatives is based on a market approach using observable market inputs, such as forward rates. The valuation of interest rate swaps is based on an income approach using a model with inputs that are observable or that can be derived from or corroborated by observable market data. As required by the fair value measurements guidance, we also incorporate counterparty credit risk and our credit risk into the fair value measurement of our derivative assets and liabilities, respectively. We derive credit risk from observable data related to credit default swaps.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

The fair value of our derivative instruments at December 31, 2013 and 2012 was as follows:

		December 31,
Designation of Derivatives	Balance Sheet Location	2013	2012
Derivatives designated as hedging instruments	Other current assets and prepayments:
	Foreign exchange contracts	$546	$78
	Other assets:
	Interest rate swaps	—	10,117
	Accounts payable and accrued liabilities:
	Foreign exchange contracts	(526)	(320)
Derivatives not designated as hedging instruments	Other current assets and prepayments:
	Foreign exchange contracts	812	2,504
	Accounts payable and accrued liabilities:
	Foreign exchange contracts	(2,483)	(854)

	Total derivative assets	1,358	12,699
	Total derivative liabilities	(3,009)	(1,174)
	Total net derivative (liability) asset	$(1,651)	$11,525

Interest Rate Swaps
Derivatives designated as fair value hedges include interest rate swaps related to fixed rate debt. Changes in the fair value of both the derivative and item being hedged are recognized in earnings. The following represents the results of fair value hedging relationships for the years ended December 31, 2013 and 2012:

		Year Ended December 31,
		Derivative Gain Recognized in Earnings		Hedged Item Expense Recognized in Earnings
Derivative Instrument	Location of Gain (Loss)	2013	2012	2013	2012
Interest rate swaps	Interest expense	$3,798	$9,994	$(11,883)	$(31,137)

Foreign Exchange Contracts
We enter into foreign currency exchange contracts to mitigate the currency risk associated with the anticipated purchase of inventory between affiliates and from third parties. These contracts are designated as cash flow hedges. The effective portion of the gain or loss on cash flow hedges is included in accumulated other comprehensive income (AOCI) in the period that the change in fair value occurs and is reclassified to earnings in the period that the hedged item is recorded in earnings. At December 31, 2013 and 2012, we had outstanding contracts associated with these anticipated transactions with a notional amount of $26 million and $25 million, respectively. The fair value of these contracts was a net asset of less than $1 million at December 31, 2013 and a net liability of less than $1 million at December 31, 2012.
The amounts included in AOCI at December 31, 2013 will be recognized in earnings within the next 12 months. No amount of ineffectiveness was recorded in earnings for these designated cash flow hedges.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

The following represents the results of cash flow hedging relationships for the years ended December 31, 2013 and 2012:

	Year Ended December 31,
	Derivative Gain (Loss) Recognized in AOCI (Effective Portion)		Location of Gain (Loss) (Effective Portion)	Gain (Loss) Reclassified from AOCI to Earnings (Effective Portion)
Derivative Instrument	2013	2012		2013	2012
Foreign exchange contracts	$241	$(2,055)	Revenue	$(835)	$1,298
			Cost of sales	332	(185)
				$(503)	$1,113
We also enter into foreign exchange contracts to minimize the impact of exchange rate fluctuations on short-term intercompany loans and related interest that are denominated in a foreign currency. The revaluation of the intercompany loans and interest and the mark-to-market adjustment on the derivatives are both recorded in earnings. The fair value of these contracts was a net liability of $2 million at December 31, 2013 and a net asset of $2 million at December 31, 2012. All outstanding contracts at December 31, 2013 mature within one year.
The following represents the results of our non-designated derivative instruments for the years ended December 31, 2013 and 2012:

		Year Ended December 31,
		Derivative Gain (Loss) Recognized in Earnings
Derivatives Instrument	Location of Derivative Gain (Loss)	2013	2012
Foreign exchange contracts	Selling, general and administrative expense	$(16,574)	$(4,254)

Credit-Risk-Related Contingent Features
Certain derivative instruments contain credit-risk-related contingent features that would require us to post collateral based on a combination of our long-term senior unsecured debt ratings and the net fair value of our derivatives. At December 31, 2013, the maximum amount of collateral that we would have been required to post had the credit-risk-related contingent features been triggered was $2 million.

Fair Value of Financial Instruments
Our financial instruments include cash and cash equivalents, investment securities, accounts receivable, loan receivables, derivative instruments, accounts payable and debt. The carrying value for cash and cash equivalents, accounts receivable, loans receivable, and accounts payable approximate fair value because of the short maturity of these instruments.
The fair value of our debt is estimated based on recently executed transactions and market price quotations.  The inputs used to determine the fair value of our debt were classified as Level 2 in the fair value hierarchy. The carrying value and estimated fair value of our debt at December 31, 2013 and 2012 was as follows:

	December 31,
	2013	2012
Carrying value	$3,346,295	$4,017,375
Fair value	$3,539,022	$4,200,970

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

14. Restructuring Charges and Asset Impairments
The table below shows the activity in our restructuring reserves for the years ended December 31, 2013, 2012 and 2011 and includes amounts for both continuing operations and discontinued operations.

	Severance and benefits costs	Pension and Retiree Medical	Asset impairments	Other exit costs	Total
Balance at December 31, 2010	$101,639	$—	$—	$11,561	$113,200
Expenses, net	101,043	8,178	13,528	12,471	135,220
Gain on sale of facility	—	—	(601)	—	(601)
Cash payments	(97,646)	—	601	(9,957)	(107,002)
Non-cash charges	—	(8,178)	(13,528)	—	(21,706)
Balance at December 31, 2011	105,036	—	—	14,075	119,111
Expenses, net	24,992	—	—	(1,627)	23,365
Cash payments	(67,488)	—	—	(7,230)	(74,718)
Balance at December 31, 2012	62,540	—	—	5,218	67,758
Expenses, net	48,373	1,964	71	9,961	60,369
Cash payments	(52,355)	—	—	(7,165)	(59,520)
Non-cash charges	—	(1,964)	(71)	—	(2,035)
Balance at December 31, 2013	$58,558	$—	$—	$8,014	$66,572

In 2013, we initiated actions designed to further enhance our responsiveness to changing market conditions, streamline our business operations, reduce our cost structure and create long-term flexibility to invest in growth. These actions resulted in restructuring charges of $67 million. Restructuring charges also include the reversal of $7 million based on a review of our remaining obligations under prior programs. The majority of the remaining restructuring reserves are expected to be paid over the next 12-24 months. Due to certain international labor laws and long-term lease agreements, some payments will extend beyond 24 months. We expect to fund these payments from cash flows from operations.

During 2012, we took actions to further streamline our business operations and reduce our cost structure. These actions consisted primarily of workforce reductions and resulted in a pre-tax restructuring charge of $38 million. Restructuring charges are net of reversals of $15 million for changes in estimated reserves for prior period programs.

Restructuring charges in 2011 represent charges taken in connection with a series of strategic transformation initiatives announced in 2009. These initiatives were designed to transform and enhance the way we operate as a global company, enhance our responsiveness to changing market conditions and create improved processes and systems and were implemented over a three year period through 2011.

Asset Impairments
During 2013, we recorded a non-cash impairment charge of $26 million related to an agreement to sell our corporate headquarters building (see Note 3).

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

15. Commitments and Contingencies
In the ordinary course of business, we are routinely defendants in, or party to, a number of pending and threatened legal actions. These may involve litigation by or against us relating to, among other things, contractual rights under vendor, insurance or other contracts; intellectual property or patent rights; equipment, service, payment or other disputes with clients; or disputes with employees. Some of these actions may be brought as a purported class action on behalf of a purported class of employees, clients or others.

In December 2013, we received a Civil Investigative Demand (CID) from the Department of Justice (DOJ) pursuant to the False Claims Act requesting documents and information relating to compliance with certain postal regulatory requirements in our Presort Services business. We had previously provided information to the DOJ in response to letter requests and continue to provide information in response to the CID and other requests from the DOJ. Given the current stage of this inquiry, we cannot provide an estimate of any possible losses or range of loss and we cannot yet predict the ultimate outcome of this matter or its impact, if any, on our business, financial condition or results of operations.

16. Leases
We lease office facilities, sales and service offices, equipment and other properties under operating lease agreements extending from three to eight years. Certain leases require us to pay property taxes, insurance and routine maintenance and include renewal options and escalation clauses. Rental expense was $67 million, $68 million and $78 million in 2013, 2012 and 2011, respectively. Future minimum lease payments under non-cancelable operating leases at December 31, 2013 were as follows:

Years ending December 31,
2014	$55,908
2015	43,089
2016	30,246
2017	21,234
2018	15,660
Thereafter	35,115
Total minimum lease payments	$201,252

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

17. Segment Information
During the year, we sold certain businesses and realigned our segment reporting to reflect the clients we serve, the solutions we offer, and how we manage, review, analyze and measure our operations (See Note 1). Our historical results have been recast to present the operating results of divested businesses as discontinued operations and our segment results have been recast to conform to our new segment reporting. All segment related disclosures have been recast throughout the financial statements, where appropriate. The principal products and services of each of our reportable segments are as follows:

Small & Medium Business Solutions:
North America Mailing: Includes the revenue and related expenses from the sale, rental and financing of mailing equipment and supplies for small and medium size businesses to efficiently create mail and evidence postage in the U.S. and Canada.
International Mailing: Includes the revenue and related expenses from the sale, rental and financing of mailing equipment and supplies for small and medium size businesses to efficiently create mail and evidence postage in areas outside North America.

Enterprise Business Solutions:
Production Mail: Includes the worldwide revenue and related expenses from the sale, support and other professional services of our high-speed sorting and production print equipment and production mail systems to large enterprise clients to process inbound and outbound mail.
Presort Services: Includes revenue and related expenses from presort mail services for our large enterprise clients to qualify large mail volumes for postal worksharing discounts.

Digital Commerce Solutions:
Digital Commerce Solutions: Includes the worldwide revenue and related expenses from (i) the sale and support services of non-equipment-based mailing, client relationship and communication and location intelligence software; (ii) direct marketing services for targeted clients; (iii) cross-border e-commerce solutions; and (iv) digital mail delivery service offering.

Revenue and segment earnings before interest and taxes (EBIT) for our reportable segments for the years ended December 31, 2013, 2012 and 2011 are presented in the tables below. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and impairment charges, which are recognized on a consolidated basis. Management uses segment EBIT to measure profitability and performance at the segment level. Management believes segment EBIT provides investors with an analysis of the company's operating performance and underlying trends of the businesses. Segment EBIT may not be indicative of our overall consolidated performance and therefore, should be read in conjunction with our consolidated results of operations.

	Revenues
	Years Ended December 31,
	2013	2012	2011
North America Mailing	$1,555,585	$1,643,855	$1,792,044
International Mailing	602,582	601,629	654,812
Small & Medium Business Solutions	2,158,167	2,245,484	2,446,856
Production Mail	511,544	480,718	511,595
Presort Services	430,469	429,804	396,853
Enterprise Business Solutions	942,013	910,522	908,448
Digital Commerce Solutions	691,155	667,707	675,365
Total revenue	$3,791,335	$3,823,713	$4,030,669

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	EBIT
	Years Ended December 31,
	2013	2012	2011
North America Mailing	$640,830	$646,979	$691,500
International Mailing	71,516	75,844	92,823
Small & Medium Business Solutions	712,346	722,823	784,323
Production Mail	55,000	48,981	52,817
Presort Services	83,259	106,170	100,718
Enterprise Business Solutions	138,259	155,151	153,535
Digital Commerce Solutions	54,777	53,242	53,621
Total EBIT	905,382	931,216	991,479
Reconciling items:
Interest, net (1)	(186,987)	(184,675)	(193,418)
Corporate and other expenses	(217,458)	(216,457)	(233,733)
Restructuring charges and asset impairments	(84,344)	(17,176)	(118,630)
Other (expense) income	(32,639)	(1,138)	19,918
Income from continuing operations before income taxes	$383,954	$511,770	$465,616

(1)	Includes financing interest expense, other interest expense and interest income.

	Years Ended December 31,
	2013	2012	2011
Depreciation and amortization:
North America Mailing	$81,238	$104,957	$123,252
International Mailing	29,515	26,804	29,961
Small & Medium Business Solutions	110,753	131,761	153,213
Production Mail	15,740	12,227	10,682
Presort Services	29,999	26,753	25,389
Enterprise Business Solutions	45,739	38,980	36,071
Digital Commerce Solutions	24,361	30,167	39,540
Total for reportable segments	180,853	200,908	228,824
Reconciliation to consolidated amount:
Discontinued operations	16,338	37,863	28,662
Unallocated amount	14,052	16,785	14,656
Consolidated depreciation and amortization	$211,243	$255,556	$272,142

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	Years Ended December 31,
	2013	2012	2011
Capital expenditures:
North America Mailing	$57,973	$78,511	$57,308
International Mailing	25,386	29,642	13,905
Small & Medium Business Solutions	83,359	108,153	71,213
Production Mail	2,875	12,339	11,419
Presort Services	12,512	17,220	34,931
Enterprise Business Solutions	15,387	29,559	46,350
Digital Commerce Solutions	25,562	4,794	5,413
Total for reportable segments	124,308	142,506	122,976
Reconciliation to consolidated amount:
Discontinued operations	8,328	32,849	18,909
Unallocated amount	4,876	1,231	14,095
Consolidated capital expenditures	$137,512	$176,586	$155,980

	December 31,
	2013	2012	2011
Assets:
North America Mailing	$2,767,743	$2,863,233	$3,100,369
International Mailing	856,073	866,620	783,610
Small & Medium Business Solutions	3,623,816	3,729,853	3,883,979
Production Mail	305,428	386,338	482,265
Presort Services	343,206	369,405	395,299
Enterprise Business Solutions	648,634	755,743	877,564
Digital Commerce Solutions	1,242,013	1,291,670	1,304,437
Total for reportable segments	5,514,463	5,777,266	6,065,980
Reconciliation to consolidated amount:
Discontinued operations	101,398	854,007	889,955
Cash and cash equivalents	907,806	913,276	856,238
Short-term investments	31,128	36,611	12,971
Other corporate assets	217,913	278,731	321,960
Consolidated assets	$6,772,708	$7,859,891	$8,147,104

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Geographic Data

	Years Ended December 31,
	2013	2012	2011
Revenue:
United States	$2,654,301	$2,669,074	$2,781,692
Outside United States	1,137,034	1,154,639	1,248,977
Total	$3,791,335	$3,823,713	$4,030,669

	December 31,
	2013	2012	2011
Identifiable long-lived assets:
United States	$2,210,510	$2,831,810	$2,749,101
Outside United States	781,313	836,346	910,048
Total	$2,991,823	$3,668,156	$3,659,149

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

18. Retirement Plans and Postretirement Medical Benefits
We have several defined benefit retirement plans. Benefits are primarily based on employees' compensation and years of service. Our contributions are determined based on the funding requirements of U.S. federal and other governmental laws and regulations. We use a measurement date of December 31 for all of our retirement plans. U.S. employees hired after January 1, 2005, Canadian employees hired after April 1, 2005 and U.K. employees hired after July 1, 2005 are not eligible for our defined benefit retirement plans.
Benefit accruals for those participants in our two largest U.S. pension plans with less than 16 years of service as of March 31, 2013 were frozen on March 31, 2013. Benefit accruals for all participants in our U.K. pension plans were frozen during 2013. Benefit accruals for those participants in our two largest U.S. pension plans with 16 or more years of service as of March 31, 2013 and all participants in our Canadian pension plans, will be frozen effective December 31, 2014.
The benefit obligations and funded status of defined benefit pension plans are as follows:

	United States		Foreign
	2013	2012	2013	2012
Accumulated benefit obligation	$1,611,457	$1,802,811	$659,602	$648,439

Projected benefit obligation
Benefit obligation at beginning of year	$1,822,677	$1,707,390	$663,826	$581,904
Service cost	13,981	18,939	6,272	7,763
Interest cost	74,370	81,040	27,365	27,793
Plan participants' contributions	—	—	496	1,106
Actuarial (gain) loss	(154,996)	145,641	(1,224)	45,537
Foreign currency changes	—	—	(204)	22,115
Settlement / curtailment	(3,275)	6	(86)	(1,489)
Special termination benefits	548	—	935	601
Benefits paid	(130,714)	(130,339)	(24,607)	(21,504)
Benefit obligation at end of year	1,622,591	1,822,677	672,773	663,826

Fair value of plan assets available for benefits
Fair value of plan assets at beginning of year	1,583,932	1,426,536	509,331	438,848
Actual return on plan assets	60,569	193,696	62,777	44,928
Company contributions	9,892	94,039	14,509	30,089
Plan participants' contributions	—	—	496	1,106
Settlement / curtailment	—	—	—	(1,489)
Foreign currency changes	—	—	(1,428)	17,353
Benefits paid	(130,714)	(130,339)	(24,607)	(21,504)
Fair value of plan assets at end of year	1,523,679	1,583,932	561,078	509,331

Funded status	$(98,912)	$(238,745)	$(111,695)	$(154,495)

Amounts recognized in Consolidated Balance Sheets
Non-current asset	$195	$175	$11,951	$530
Current liability	(18,097)	(7,456)	(1,051)	(967)
Non-current liability	(81,010)	(231,464)	(122,595)	(154,058)
Net amount recognized	$(98,912)	$(238,745)	$(111,695)	$(154,495)

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Information provided in the table below is only for pension plans with an accumulated benefit obligation in excess of plan assets at December 31, 2013 and 2012:

	United States		Foreign
	2013	2012	2013	2012
Projected benefit obligation	$1,621,164	$1,821,300	$544,875	$660,110
Accumulated benefit obligation	$1,610,029	$1,801,433	$532,774	$645,361
Fair value of plan assets	$1,522,057	$1,582,379	$421,229	$505,084

Pretax amounts recognized in AOCI consists of:
	United States		Foreign
	2013	2012	2013	2012
Net actuarial loss	$733,943	$879,323	$200,000	$243,765
Prior service (credit) cost	(135)	1,229	(863)	(751)
Transition asset	—	—	(59)	(68)
Total	$733,808	$880,552	$199,078	$242,946
The estimated amounts that will be amortized from AOCI into net periodic benefit cost in 2014 are as follows:

	United States	Foreign
Net actuarial loss	$24,642	$8,249
Prior service cost (credit)	9	(61)
Transition asset	—	(9)
Total	$24,651	$8,179
The components of net periodic benefit cost for defined benefit pension plans were as follows:

	United States			Foreign
	2013	2012	2011	2013	2012	2011
Service cost	$13,981	$18,939	$19,450	$6,272	$7,763	$7,310
Interest cost	74,370	81,040	87,738	27,365	27,793	28,329
Expected return on plan assets	(107,608)	(121,623)	(123,058)	(34,769)	(32,299)	(31,784)
Amortization of net transition asset	—	—	—	(9)	(10)	(10)
Amortization of prior service cost	380	803	147	112	112	170
Amortization of net actuarial loss	32,494	52,957	37,522	14,445	14,103	11,135
Special termination benefits	548	—	1,489	935	601	277
Settlement / curtailment	2,638	(48)	3,036	—	444	274
Net periodic benefit cost	$16,803	$32,068	$26,324	$14,351	$18,507	$15,701

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Other changes in plan assets and benefit obligations for defined benefit pension plans recognized in other comprehensive income were as follows:

	United States		Foreign
	2013	2012	2013	2012
Net actuarial (gain) loss	$(111,232)	$73,701	$(29,320)	$32,596
Prior service credit	—	(127)	—	—
Amortization of net actuarial loss	(32,494)	(52,957)	(14,445)	(14,103)
Amortization of prior service cost	(380)	(803)	(112)	(112)
Net transition asset	—	—	9	10
Settlement / curtailment	(2,638)	48	—	(444)
Total recognized in other comprehensive income	$(146,744)	$19,862	$(43,868)	$17,947

Weighted-average actuarial assumptions used to determine end of year benefit obligations and net periodic benefit cost for defined benefit pension plans include:

	2013			2012			2011
United States
Used to determine benefit obligations
Discount rate	4.95%			4.05%			4.95%
Rate of compensation increase	3.50%			3.50%			3.50%

Used to determine net periodic benefit cost
Discount rate	4.05%			4.95%			5.60%
Expected return on plan assets	7.25%			7.75%			8.00%
Rate of compensation increase	3.50%			3.50%			3.50%

Foreign
Used to determine benefit obligations
Discount rate	1.45%	-	4.60%	1.95%	-	4.65%	1.80%	-	6.10%
Rate of compensation increase	1.50%	-	3.50%	1.50%	-	3.50%	2.10%	-	4.60%

Used to determine net periodic benefit cost
Discount rate	1.95%	-	4.65%	1.80%	-	6.10%	2.00%	-	5.50%
Expected return on plan assets	3.50%	-	7.50%	3.25%	-	7.50%	4.00%	-	7.75%
Rate of compensation increase	1.50%	-	3.50%	2.10%	-	4.60%	2.10%	-	5.50%

A discount rate is used to determine the present value of our future benefit obligations. The discount rate for our U.S. pension and postretirement medical benefit plans is determined by matching the expected cash flows associated with our benefit obligations to a yield curve based on long-term, high-quality fixed income debt instruments available as of the measurement date. For the U.K. retirement benefit plan, our largest foreign plan, the discount rate is determined by discounting each year's estimated benefit payments by an applicable spot rate, derived from a yield curve created from a large number of high-quality corporate bonds. For our other smaller foreign pension plans, the discount rate is selected based on high-quality fixed income indices available in the country in which the plan is domiciled.

The expected return on plan assets is based on historical and expected rates of return for current and planned asset classes in the plans' investment portfolio after analyzing historical experience and future expectations of the returns and volatility of the various asset classes. The overall expected rate of return for the portfolio is based on the asset allocation at the end of the year for our U.S. pension plans and the target asset allocation for our international pension plans, adjusted for historical and expected experience of active portfolio management results, when compared to the benchmark returns. When assessing the expected future returns for the portfolio, management places more emphasis on the expected future returns than historical returns.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Investment Strategy and Asset Allocation - U.S. Pension Plans
The investment strategy of our U.S. pension plans is to maximize returns within reasonable and prudent levels of risk, to achieve and maintain full funding of the accumulated benefit obligation and the actuarial liabilities and to earn a nominal rate of return of at least 7.0%. The fund has established a strategic asset allocation policy to achieve these objectives. Investments are diversified across asset classes and within each class to reduce the risk of large losses and are periodically rebalanced. Derivatives, such as swaps, options, forwards and futures contracts may be used for market exposure, to alter risk/return characteristics and to manage foreign currency exposure. Investments within the private equity and real estate portfolios are comprised of limited partnership units in primary and secondary fund of funds and units in open-ended commingled real estate funds, respectively. These types of investment vehicles are used in an effort to gain greater asset diversification. We do not have any significant concentrations of credit risk within the plan assets. The pension plans' liabilities, investment objectives and investment managers are reviewed periodically.

The target asset allocation for 2014 and the actual asset allocations at December 31, 2013 and 2012, for the U.S. pension plans are as follows:

	Target allocation	Percent of Plan Assets at December 31,
	2014	2013	2012
Asset category
U.S. equities	11%	16%	14%
Non-U.S. equities	11%	14%	15%
Fixed income	68%	60%	61%
Real estate	2%	4%	4%
Private equity	8%	6%	6%
Total	100%	100%	100%

The target asset allocation used to manage the investment portfolio is based on the broad asset categories shown above. The plan asset categories presented in the fair value hierarchy are subsets of the broad asset categories.

Investment Strategy and Asset Allocation - Foreign Pension Plans
Our foreign pension plan assets are managed by outside investment managers and monitored regularly by local trustees and our corporate personnel. The investment strategies adopted by our foreign plans vary by country and plan, with each strategy tailored to achieve the expected rate of return within an acceptable or appropriate level of risk, depending upon the liability profile of plan participants, local funding requirements, investment markets and restrictions. The U.K. plan represents 74% of the non-U.S. pension assets. The U.K. pension plan's investment strategy is to maximize returns within reasonable and prudent levels of risk, to achieve and maintain full funding of the accumulated benefit obligation and the actuarial liabilities and to earn a nominal rate of return of at least 7.5%. The fund has established a strategic asset allocation policy to achieve these objectives. Investments are diversified across asset classes and within each class to minimize the risk of large losses and are periodically rebalanced. Derivatives, such as swaps, options, forwards and futures contracts may be used for market exposure, to alter risk/return characteristics and to manage foreign currency exposure. We do not have any significant concentrations of credit risk within the plan assets. The pension plans' liabilities, investment objectives and investment managers are reviewed periodically.

The target asset allocation for 2014 and the actual asset allocations at December 31, 2013 and 2012, for the U.K. pension plan are as follows:

	Target Allocation	Percent of Plan Assets at December 31,
	2014	2013	2012
Asset category
U.K. equities	30%	33%	32%
Non-U.K. equities	35%	35%	31%
Fixed income	35%	31%	36%
Cash	—%	1%	1%
Total	100%	100%	100%

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

The target asset allocation used to manage the investment portfolio is based on the broad asset categories shown above. The plan asset categories presented in the fair value hierarchy are subsets of the broad asset categories.

The fair value of the U.K. plan assets was $414 million and $370 million at December 31, 2013 and 2012, respectively, and the expected long-term weighted average rate of return on these plan assets was 7.38% in 2013 and 7.25% in 2012.

Fair Value Measurements of Plan Assets
The following tables show, by level within the fair value hierarchy, the financial assets and liabilities that are accounted for at fair value on a recurring basis at December 31, 2013 and 2012, respectively, for the U.S. and foreign pension plans. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect placement within the fair value hierarchy levels.
United States Pension Plans

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Money market funds	$—	$30,374	$—	$30,374
Equity securities	279,988	165,303	—	445,291
Commingled fixed income securities	—	209,674	—	209,674
Debt securities - U.S. and foreign governments, agencies and municipalities	43,390	30,477	—	73,867
Debt securities - corporate	—	568,567	—	568,567
Mortgage-backed securities	—	31,738	2,634	34,372
Asset-backed securities	—	625	—	625
Private equity	—	—	87,470	87,470
Real estate	—	—	67,917	67,917
Securities lending collateral (1)	—	6,602	—	6,602
Total plan assets at fair value	$323,378	$1,043,360	$158,021	$1,524,759
Securities lending payable (1)				(6,602)
Cash				634
Other				4,888
Fair value of plan assets available for benefits				$1,523,679
(1) Securities lending collateral is offset by a corresponding securities lending payable amount.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Money market funds	$—	$17,363	$—	$17,363
Equity securities	250,303	203,766	—	454,069
Commingled fixed income securities	—	200,899	—	200,899
Debt securities - U.S. and foreign governments, agencies and municipalities	53,984	35,461	—	89,445
Debt securities - corporate	—	621,691	—	621,691
Mortgage-backed securities	—	39,552	3,191	42,743
Asset-backed securities	—	547	—	547
Private equity	—	—	91,805	91,805
Real estate	—	—	63,168	63,168
Securities lending collateral (1)	—	104,375	—	104,375
Total plan assets at fair value	$304,287	$1,223,654	$158,164	$1,686,105
Securities lending payable (1)				(104,375)
Cash				618
Other				1,584
Fair value of plan assets available for benefits				$1,583,932
(1) Securities lending collateral is offset by a corresponding securities lending payable amount.

Foreign Plans

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Money market funds	$—	$6,058	$—	$6,058
Equity securities	109,403	257,046	—	366,449
Commingled fixed income securities	—	104,070	—	104,070
Debt securities - U.S. and foreign governments, agencies and municipalities	—	60,204	—	60,204
Debt securities - corporate	—	17,944	—	17,944
Total plan assets at fair value	$109,403	$445,322	$—	$554,725
Cash				5,285
Other				1,068
Fair value of plan assets available for benefits				$561,078

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Money market funds	$—	$7,130	$—	$7,130
Equity securities	96,442	213,662	—	310,104
Commingled fixed income securities	—	157,332	—	157,332
Debt securities - U.S. and foreign governments, agencies and municipalities	—	18,937	—	18,937
Debt securities - corporate	—	6,935	—	6,935
Total plan assets at fair value	$96,442	$403,996	$—	$500,438
Cash				4,414
Other				4,479
Fair value of plan assets available for benefits				$509,331

The following information relates to our classification of investments into the fair value hierarchy:

•
Money Market Funds: Money market funds typically invest in government securities, certificates of deposit, commercial paper of companies and other highly liquid, low risk securities. Money market funds are principally used for overnight deposits. The money market funds are classified as Level 2 since they are not actively traded on an exchange.

•
Equity Securities: Equity securities include U.S. and foreign common stock, American Depository Receipts, preferred stock and commingled funds. Equity securities classified as Level 1 are valued using active, high volume trades for identical securities. Equity securities classified as Level 2 represent those not listed on an exchange in an active market. These securities are valued based on quoted market prices of similar securities.

•
Commingled Fixed Income Securities: Mutual funds that invest in a variety of fixed income securities including securities of the U.S. government and its agencies, corporate debt, mortgage-backed securities and asset-backed securities. Value of the funds is based on the net asset value (NAV) per unit as reported by the fund manager. NAV is based on the market value of the underlying investments owned by each fund, minus its liabilities, divided by the number of shares outstanding. Commingled fixed income securities are not listed on an active exchange and are classified as Level 2.

•
Debt Securities - U.S. and Foreign Governments, Agencies and Municipalities: Government securities include treasury notes and bonds, foreign government issues, U.S. government sponsored agency debt and commingled funds. Municipal debt securities include general obligation securities and revenue-backed securities. Debt securities classified as Level 1 are valued using active, high volume trades for identical securities. Debt securities classified as Level 2 are valued through benchmarking model derived prices to quoted market prices and trade data for identical or comparable securities.

•
Corporate Debt Securities: Investments are comprised of both investment grade debt (≥BBB-) and high-yield debt (≤BBB-). The fair value of corporate debt securities is valued using recently executed transactions, market price quotations where observable, or bond spreads. The spread data used are for the same maturity as the security. These securities are classified as Level 2.

•
Mortgage-Backed Securities (MBS): Investments are comprised of agency-backed MBS, non-agency MBS, collateralized mortgage obligations, commercial MBS, and commingled funds. These securities are valued based on external pricing indices. When external index pricing is not observable, MBS are valued based on external price/spread data. If neither pricing method is available, broker quotes are utilized. When inputs are observable and supported by an active market, MBS are classified as Level 2 and when inputs are unobservable, MBS are classified as Level 3.

•
Asset-Backed Securities (ABS): Investments are primarily comprised of credit card receivables, auto loan receivables, student loan receivables, and Small Business Administration loans. These securities are valued based on external pricing indices or external price/spread data and are classified as Level 2.

•
Private Equity: Investments are comprised of units in fund-of-fund investment vehicles. Fund-of-funds consist of various private equity investments and are used in an effort to gain greater diversification. The investments are valued in accordance with the most appropriate valuation techniques, and are classified as Level 3 due to the unobservable inputs used to determine a fair value.

•
Real Estate: Investments include units in open-ended commingled real estate funds. Properties that comprise these funds are valued in accordance with the most appropriate valuation techniques, and are classified as Level 3 due to the unobservable inputs used to determine a fair value.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

•
Securities Lending Fund: Investment represents a commingled fund through our custodian's securities lending program. The U.S. pension plan lends securities that are held within the plan to other banks and/or brokers, and receives collateral, typically cash. This collateral is invested in a short-term fixed income securities commingled fund. The commingled fund is not listed or traded on an exchange and is classified as Level 2. This amount invested in the fund is offset by a corresponding liability reflected in the U.S. pension plan's net assets available for benefits.

Level 3 Gains and Losses

The following table summarizes the changes in the fair value of Level 3 assets for the years ended December 31, 2013 and 2012:

	Mortgage-backed securities	Private equity	Real estate	Total
Balance at December 31, 2011	$3,702	$88,870	$57,918	$150,490
Realized (losses) gains	(3)	(13)	1,780	1,764
Unrealized (losses) gains	(20)	742	5,711	6,433
Net purchases, sales and settlements	(488)	2,206	(2,241)	(523)
Balance at December 31, 2012	3,191	91,805	63,168	158,164
Realized (losses) gains	—	(1,591)	1,939	348
Unrealized gains	205	2,190	5,182	7,577
Net purchases, sales and settlements	(762)	(4,934)	(2,372)	(8,068)
Balance at December 31, 2013	$2,634	$87,470	$67,917	$158,021

There are no shares of our common stock included in the plan assets of our pension plans.

During 2014, we anticipate making total contributions of $18 million to our U.S. pension plans and $22 million to our foreign pension plans. We will reassess our funding alternatives as the year progresses.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Nonpension Postretirement Benefits
We provide certain health care and life insurance benefits in the U.S. and Canada to eligible retirees and their dependents. The cost of these benefits is recognized over the period the employee provides credited service to the company. Employees hired before January 1, 2005 in the U.S. and before April 1, 2005 in Canada become eligible for retiree health care benefits after reaching age 55 or in the case of employees of Pitney Bowes Management Services after reaching age 60 and with the completion of the required service period. U.S. employees hired on or after January 1, 2005 and Canadian employees hired on or after April 1, 2005, are not eligible for retiree health care benefits.

The benefit obligation and funded status for nonpension postretirement benefit plans are as follows:

	2013	2012
Benefit obligation
Benefit obligation at beginning of year	$282,857	$285,828
Service cost	3,684	3,563
Interest cost	9,503	11,187
Plan participants' contributions	4,313	9,547
Actuarial (gain) loss	(30,051)	4,150
Foreign currency changes	(1,693)	697
Plan amendment	—	8,501
Curtailment	(4,839)	—
Benefits paid	(32,621)	(40,616)
Benefit obligation at end of year (1)	$231,153	$282,857

(1)	The benefit obligation for the U.S. nonpension postretirement plans was $208 million and $256 million at December 31, 2013 and 2012, respectively.

	2013	2012
Fair value of plan assets
Fair value of plan assets at beginning of year	$—	$—
Company contribution	28,308	31,069
Plan participants' contributions	4,313	9,547
Benefits paid	(32,621)	(40,616)
Fair value of plan assets at end of year	$—	$—

Funded status	$(231,153)	$(282,857)

Amounts recognized in the Consolidated Balance Sheets
Current liability	$(23,668)	$(25,483)
Non-current liability	(207,485)	(257,374)
Net amount recognized	$(231,153)	$(282,857)

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

Pretax amounts recognized in AOCI consist of:

	2013	2012
Net actuarial loss	$68,120	$109,962
Prior service cost	2,516	5,564
Total	$70,636	$115,526
The components of net periodic benefit cost for nonpension postretirement benefit plans were as follows:

	2013	2012	2011
Service cost	$3,684	$3,563	$3,328
Interest cost	9,503	11,187	13,528
Amortization of prior service cost (credit)	128	(1,724)	(2,504)
Amortization of net actuarial loss	7,433	8,214	7,666
Curtailment	2,920	—	2,839
Special termination benefits	—	—	300
Net periodic benefit cost	$23,668	$21,240	$25,157

Other changes in plan assets and benefit obligation for nonpension postretirement benefit plans recognized in other comprehensive income were as follows:

	2013	2012
Net actuarial gain	$(34,890)	$(195)
Amortization of net actuarial (loss) gain	(7,433)	4,631
Amortization of prior service (cost) credit	(128)	1,724
Curtailment	(2,920)	—
Other adjustments	481	(651)
Total recognized in other comprehensive income	$(44,890)	$5,509

The estimated amounts that will be amortized from AOCI into net periodic benefit cost in 2014 are as follows:

Net actuarial loss	$6,092
Prior service cost	160
Total	$6,252

The weighted-average discount rates used to determine end of year benefit obligation and net periodic pension cost include:

	2013	2012	2011
Discount rate used to determine benefit obligation
U.S.	4.40%	3.65%	4.50%
Canada	4.65%	3.90%	4.15%

Discount rate used to determine net period benefit cost
U.S.	3.65%	4.50%	5.15%
Canada	3.90%	4.15%	5.15%

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation for the U.S. plan was 7.0% for 2013 and 7.5% for 2012. The assumed health care trend rate is 6.5% for 2014 and will gradually decline to 5.0% by the year 2017 and remain at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in the assumed health care cost trend rates would have the following effects:

	1% Increase	1% Decrease
Effect on total of service and interest cost components	$517	$(451)
Effect on postretirement benefit obligation	$8,284	$(7,662)

Estimated Future Benefit Payments
Benefit payments expected to be paid, which reflect expected future service, are shown in the table below. Nonpension benefit payments are net of expected Medicare Part D subsidy.

	Pension Benefits	Nonpension Benefits
Years ending December 31,
2014	$166,952	$23,669
2015	125,225	22,570
2016	124,045	21,561
2017	127,236	20,612
2018	128,739	19,708
2019 - 2022	673,039	87,457
	$1,345,236	$195,577

Savings Plans
We offer voluntary defined contribution plans to our U.S. employees designed to help them accumulate additional savings for retirement. We provide a core contribution to all employees, regardless if they participate in the plan, and match a portion of each participating employees' contribution, based on eligible pay. Total contributions to our defined contribution plans were $32 million in 2013 and $30 million in 2012.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

19. Discontinued Operations
Discontinued operations include PBMS, our Nordic furniture business and IMS, which were sold during 2013 and our Capital Services business, which was sold in 2006. Discontinued operations also includes DIS, which was sold in April 2014 (see Note 1). All related discontinued operations disclosures have been recast in the table below and throughout the financial statements, where appropriate.

The following tables show selected financial information included in discontinued operations:

	Year Ended December 31, 2013
	PBMS	IMS	Nordic furniture business	DIS	Capital Services	Total
Revenue	$639,237	$23,036	$37,785	$78,066	$—	$778,124

Loss from operations	$(118,017)	$(3,057)	$(4,037)	$19,223	$—	$(105,888)
Gain (loss) on sale	5,126	(2,717)	4,562	—	—	6,971
(Loss) income before taxes	(112,891)	(5,774)	525	19,223	—	(98,917)
Tax provision (benefit)	41,384	(1,064)	149	5,102	289	45,860
(Loss) income from discontinued operations	$(154,275)	$(4,710)	$376	$14,121	$(289)	$(144,777)

	Year Ended December 31, 2012
	PBMS	IMS	Nordic furniture business	DIS	Capital Services	Total
Revenue	$920,958	$135,222	$67,994	$91,351	$—	$1,215,525

Income (loss) before taxes	$67,458	$(40,084)	$2,839	$22,542	$—	$52,755
Tax provision (benefit)	29,255	(15,003)	794	5,965	(34,312)	(13,301)
(Loss) income from discontinued operations	$38,203	$(25,081)	$2,045	$16,577	$34,312	$66,056

	Year Ended December 31, 2011
	PBMS	IMS	Nordic furniture business	DIS	Capital Services	Total
Revenue	$948,891	$155,378	$48,341	$94,672	$—	$1,247,282

(Loss) income before taxes	$(10,279)	$(72,260)	$5,334	$25,870	$3,695	$(47,640)
Tax provision (benefit)	30,599	(23,025)	1,493	7,244	(262,464)	(246,153)
(Loss) income from discontinued operations	$(40,878)	$(49,235)	$3,841	$18,626	$266,159	$198,513

The loss from discontinued operations in 2013 includes aggregate goodwill impairment charges of $101 million and asset impairment charges of $15 million. A goodwill impairment charge of $98 million was recorded for PBMS NA. As a result of lower than expected operating performance during the first half of 2013 due to the loss of certain customer contracts, pricing pressure on contract renewals and a longer than originally anticipated sales cycle for some of our new growth areas, future cash flows were estimated to be lower than originally projected. Given these factors, an interim goodwill impairment test was performed. Based on our review, it was determined that the carrying value of goodwill exceeded its implied fair value. Accordingly, a goodwill impairment charge of $98 million was recognized to write-down the carrying value of goodwill to its estimated implied fair value. The fair value of PBMS NA was determined based on a combination of techniques, including external valuation data, the present value of future cash flows and applicable multiples of competitors. These inputs were classified as Level 3 in the fair value hierarchy. In 2013, we also recorded goodwill impairment charges of $2 million in connection with the sale of PBMSi and $1 million in connection with the sale of the Nordic furniture business.

During 2012, in connection with our decision to exit our IMS operations, we conducted a goodwill impairment review. We determined the fair value of IMS based on third-party written offers to purchase the business as well applying an income approach with revised cash flow projections. The inputs used to determine the fair value of IMS were classified as Level 3 in the fair value hierarchy. Based on the

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

results of our impairment test, a goodwill impairment charge of $18 million and asset impairment charges of $17 million were recorded to write-down the carrying value of goodwill, intangible assets and other assets to their respective implied fair values.

Income from discontinued operations in 2011 includes aggregate goodwill impairment charges of $130 million and asset impairment charges of $17 million. Due to the under-performance of IMS, we performed a goodwill impairment review. We determined the fair value of IMS using a combination of techniques including the present value of future cash flows, multiples of competitors and multiples from sales of like businesses, and determined that the IMS reporting unit was impaired. The inputs used to determine the fair value of IMS were classified as Level 3 in the fair value hierarchy. Based on the results of our impairment test, we recorded a goodwill impairment charge of $46 million and an intangible asset impairment charge of $12 million to write-down the carrying value of goodwill and intangible assets to their respective implied fair values.

Also in 2011, based on the results of our annual goodwill impairment review, management determined that PBMSi was impaired. The fair value of PBMSi was determined using a combination of techniques including the present value of future cash flows, derived from our long-term plans and historical experience, multiples of competitors and multiples from sales of like businesses. The inputs used to determine the fair value were classified as Level 3 in the fair value hierarchy. Based on the results of our impairment test, we recorded a goodwill impairment charge of $84 million and intangible asset impairment charge of $5 million to write-down the carrying value of goodwill and intangible assets to their respective estimated fair values.

The amounts recognized for Capital Services in 2013, 2012 and 2011 relate primarily to tax benefits from the resolution of tax examinations.

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

20. Earnings per Share
The calculations of basic and diluted earnings per share are presented below. The amounts below have been revised from the amounts previously filed to reflect the results of PBMS, the Nordic furniture business, IMS and DIS as discontinued operations (see Notes 1 and 19). The sum of earnings per share amounts may not equal the totals due to rounding.

	Years Ended December 31,
	2013	2012	2011
Numerator:
Amounts attributable to common stockholders:
Income from continuing operations	$287,612	$379,107	$418,967
(Loss) income from discontinued operations	(144,777)	66,056	198,513
Net income (numerator for diluted EPS)	142,835	445,163	617,480
Less: Preference stock dividend	(46)	(51)	(58)
Income attributable to common stockholders (numerator for basic EPS)	$142,789	$445,112	$617,422
Denominator (in thousands):
Weighted-average shares used in basic EPS	201,614	200,389	201,976
Effect of dilutive shares:
Preferred stock	2	2	2
Preference stock	381	398	445
Stock plans	960	577	343
Weighted-average shares used in diluted EPS	202,957	201,366	202,766
Basic earnings per share:
Continuing operations	$1.43	$1.89	$2.07
Discontinued operations	(0.72)	0.33	0.98
Net income attributable to Pitney Bowes Inc.	$0.71	$2.22	$3.06
Diluted earnings per share:
Continuing operations	$1.42	$1.88	$2.07
Discontinued operations	(0.71)	0.33	0.98
Net income attributable to Pitney Bowes Inc.	$0.70	$2.21	$3.05

Anti-dilutive options excluded from diluted earnings per share (in thousands):	12,448	13,801	14,016

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

21. Quarterly Financial Data (unaudited)
The following table sets forth selected unaudited quarterly data for the years ended December 31, 2013 and 2012. The amounts in the tables below have been revised from the amounts previously filed to reflect the results of PBMS, the Nordic furniture business, IMS and DIS as discontinued operations (see Note 19). The sum of the quarterly earnings per share amounts may not equal the quarterly total or annual amount due to rounding.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2013
Revenue	$909,363	$950,662	$920,489	$1,010,821	$3,791,335
Cost of revenues	392,481	411,499	394,861	451,781	1,650,622
Operating expenses	435,017	430,330	438,028	453,384	1,756,759
Income from continuing operations before income taxes	81,865	108,833	87,600	105,656	383,954
Provision for income taxes	17,795	24,218	10,032	25,922	77,967
Income from continuing operations	64,070	84,615	77,568	79,734	305,987
Income (loss) from discontinued operations	8,030	(89,254)	(78,501)	14,948	(144,777)
Net income (loss) before attribution of noncontrolling interests	72,100	(4,639)	(933)	94,682	161,210
Less: Preferred stock dividends of subsidiaries attributable to noncontrolling interests	4,594	4,594	4,594	4,593	18,375
Net income (loss) attributable to Pitney Bowes Inc.	$67,506	$(9,233)	$(5,527)	$90,089	$142,835

Amounts attributable to common stockholders:
Income from continuing operations	$59,476	$80,021	$72,974	$75,141	$287,612
Income (loss) from discontinued operations	8,030	(89,254)	(78,501)	14,948	(144,777)
Net income attributable to Pitney Bowes Inc.	$67,506	$(9,233)	$(5,527)	$90,089	$142,835
Basic earnings per share attributable to common stockholders:
Continuing operations	$0.30	$0.40	$0.36	$0.37	$1.43
Discontinued operations	0.04	(0.44)	(0.39)	0.07	(0.72)
Net income (loss) attributable to Pitney Bowes Inc.	$0.34	$(0.05)	$(0.03)	$0.45	$0.71
Diluted earnings per share attributable to common stockholders:
Continuing operations	$0.29	$0.39	$0.36	$0.37	$1.42
Discontinued operations	0.04	(0.44)	(0.39)	0.07	(0.71)
Net income (loss) attributable to Pitney Bowes Inc.	$0.33	$(0.05)	$(0.03)	$0.44	$0.70

PITNEY BOWES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollars in thousands, except per share amounts)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2012
Revenue	$953,327	$952,066	$928,590	$989,730	$3,823,713
Cost of revenues	385,636	398,818	388,221	409,723	1,582,398
Operating expenses	429,947	417,139	423,525	458,934	1,729,545
Income from continuing operations before income taxes	137,744	136,109	116,844	121,073	511,770
Provision for income taxes	7,399	44,081	28,927	33,880	114,287
Income from continuing operations	130,345	92,028	87,917	87,193	397,483
Income (loss) from discontinued operations	32,919	12,189	(6,790)	27,738	66,056
Net income before attribution of noncontrolling interests	163,264	104,217	81,127	114,931	463,539
Less: Preferred stock dividends of subsidiaries attributable to noncontrolling interests	4,594	4,594	4,594	4,594	18,376
Net income attributable to Pitney Bowes Inc.	$158,670	$99,623	$76,533	$110,337	$445,163

Amounts attributable to common stockholders:
Income from continuing operations	$125,751	$87,434	$83,323	$82,599	$379,107
Income (loss) from discontinued operations	32,919	12,189	(6,790)	27,738	66,056
Net income attributable to Pitney Bowes Inc.	$158,670	$99,623	$76,533	$110,337	$445,163
Basic earnings per share attributable to common stockholders:
Continuing operations	$0.63	$0.44	$0.42	$0.41	$1.89
Discontinued operations	0.16	0.06	(0.03)	0.14	0.33
Net income attributable to Pitney Bowes Inc.	$0.79	$0.50	$0.38	$0.55	$2.22
Diluted earnings per share attributable to common stockholders:
Continuing operations	$0.63	$0.43	$0.41	$0.41	$1.88
Discontinued operations	0.16	0.06	(0.03)	0.14	0.33
Net income attributable to Pitney Bowes Inc.	$0.79	$0.50	$0.38	$0.55	$2.21

PITNEY BOWES INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
(Dollars in thousands)

Description	Balance at beginning of year	Additions		Deductions		Balance at end of year

Allowance for doubtful accounts
2013	$20,219	$3,881	(1)	$(10,951)	(2)	$13,149
2012	$25,667	$13,112	(1)	$(18,560)	(2)	$20,219
2011	$26,649	$9,161	(1)	$(10,143)	(2)	$25,667

Valuation allowance for deferred tax asset
2013	$142,176	$15,921		$(35,317)		$122,780
2012	$111,438	$40,078		$(9,340)		$142,176
2011	$104,441	$16,709		$(9,712)		$111,438

(1)	Includes additions charged to expenses and impacts of foreign exchange.

(2)	Includes uncollectible accounts written off and impact of divestitures.